UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Celadon Group, Inc.
(Name of Registrant as Specified In Its Charter)

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Celadon Group, Inc.
9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana 46235

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 14, 2008

To Our Stockholders:

You are cordially invited to attend the 2008 annual meeting of stockholders (the "Annual Meeting") of Celadon Group, Inc., a Delaware corporation (the "Company"), to be held at our principal executive offices, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235 at 9 a.m. local time, on Friday, November 14, 2008, for the following purposes:

1.	to consider and act upon a proposal to elect five directors of the Company;

2.
to consider and act upon a proposal to amend the Celadon Group, Inc. 2006 Omnibus Incentive Plan to increase by 1,000,000 the number of shares of the Company's Common Stock reserved for issuance of stock grants, options, and other equity awards to the Company's employees, directors, and consultants, which would result in approximately 1,023,454 shares being reserved for future awards following such increase; and

3.	to consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying proxy statement.

The Board of Directors has fixed the close of business on September 16, 2008, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.  Shares of common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy.  YOUR VOTE IS IMPORTANT.  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.  Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so.  The prompt return of your proxy may save us additional expenses of solicitation.

By order of the Board of Directors

/s/ Kenneth Core
Kenneth Core
Secretary

Indianapolis, Indiana
October 3, 2008

GENERAL INFORMATION	1
Voting Rights	1
Quorum Requirement	1
Required Vote	2
Right to Attend Annual Meeting; Revocation of Proxy	2
Costs of Solicitation	2
Annual Report	2
How to Read this Proxy Statement	2
Electronic Access to Proxy Statement and Annual Report	2
PROPOSAL 1 — ELECTION OF DIRECTORS	3
Nominees for Directorships	3
CORPORATE GOVERNANCE	5
The Board of Directors	5
Committees of the Board of Directors	5
Audit Committee	5
Audit Committee Report for Fiscal 2008	6
Compensation Committee	7
Compensation Committee Report for Fiscal 2008	8
Compensation Committee Interlocks and Insider Participation	8
Our Executive Officers	9
Code of Conduct and Ethics	9
Section 16(a) Beneficial Ownership Reporting Compliance	10
EXECUTIVE COMPENSATION	11
Compensation Discussion and Analysis	11
Overview and Philosophy of Compensation	11
Elements of Compensation	11
Summary Compensation Table	20
All Other Compensation Table	21
Narrative to Summary Compensation Table	21
Grants of Plan-Based Awards	22
Narrative to Grants of Plan-Based Awards	23
Outstanding Equity Awards at Fiscal Year-End	23
Option Exercises and Stock Vested	25
Director Compensation	26
Narrative to Director Compensation	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	30
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
Principal Accounting Fees and Services	31
PROPOSAL 2 — AMENDMENT TO THE CELADON GROUP, INC. 2006 OMNIBUS INCENTIVE PLAN TO INCREASE BY 1,000,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE OF STOCK GRANTS, OPTIONS, AND OTHER EQUITY AWARDS TO THE COMPANY'S EMPLOYEES, DIRECTORS, AND CONSULTANTS, WHICH WOULD RESULT IN APPROXIMATELY 1,023,454 SHARES BEING RESERVED FOR FUTURE AWARDS FOLLOWING SUCH INCREASE	32
STOCKHOLDER PROPOSALS	42
OTHER MATTERS	42

CELADON GROUP, INC.

9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana 46235

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 14, 2008

GENERAL INFORMATION

This proxy statement ("Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Celadon Group, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held on Friday, November 14, 2008 beginning at 9 a.m. local time, at our principal executive offices located at 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235, and any adjournment thereof.  THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS.  Where specific choices are not indicated, all proxies received pursuant to this solicitation will be voted (i) FOR the election of the director nominees named below, (ii) FOR the approval of the Amendment to the Celadon Group, Inc. 2006 Omnibus Incentive Plan to increase by 1,000,000 the number of shares of Common Stock reserved for issuance of stock grants, options, and other equity awards to the Company's employees, directors, and consultants, which would result in approximately 1,023,454 shares being reserved for future awards following such increase, and (iii) with respect to any other matters properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.  We have not received notice of other matters that properly may be presented for voting at the Annual Meeting.

This Proxy Statement, the proxy card, and our Annual Report for the fiscal year ended June 30, 2008, was first mailed on or about October 3, 2008 to stockholders of record at the close of business on September 16, 2008 (the "Record Date").  Except to the extent it is incorporated by specific reference, the enclosed copy of our 2008 Annual Report is not incorporated into this proxy statement and is not to be deemed a part of the proxy solicitation material.

The terms "Company," "we," "us," and "our" refer to Celadon Group, Inc. and its subsidiaries.

Voting Rights

Only stockholders of record at the close of business on the Record Date ("Stockholders") are entitled to vote, either in person or by valid proxy, at the Annual Meeting.  As of the close of business on the Record Date, there were issued and outstanding 21,698,585 shares of common stock, par value $.033 per share, entitled to cast votes on all matters subject to a vote at the Annual Meeting.  The total number of issued and outstanding shares excludes approximately 1,319,897 shares of common stock underlying issued and outstanding stock options granted under our incentive stock plans and other arrangements.  Stockholders are entitled to one vote for each share of common stock held of record.  Holders of unexercised options or other rights to acquire common stock are not entitled to vote the underlying shares at the Annual Meeting, but holders of restricted stock are entitled to vote such shares at the Annual Meeting.  We have no other class of stock outstanding.  Stockholders are not entitled to cumulative voting in the election of directors.

Quorum Requirement

In order to transact business at the Annual Meeting, a quorum must be present.  A quorum is present if the holders of a majority of the total number of shares of common stock issued and outstanding as of the Record Date are represented at the Annual Meeting in person or by proxy.  Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

Required Vote

Directors are elected by an affirmative vote of a plurality of the votes cast by Stockholders entitled to vote and represented in person or by proxy at the Annual Meeting, which means the director nominees receiving the highest number of votes for their election will be elected as directors.  Approval of any other matter properly submitted to Stockholders for action at the Annual Meeting requires the affirmative vote of a majority of the votes cast by Stockholders entitled to vote and represented in person or by proxy at the Annual Meeting, unless a different vote is required by law or our certificate of incorporation or bylaws.  Abstentions and broker non-votes are not considered affirmative votes and thus will have no effect on the election of directors by a plurality vote, but will have the same effect as negative votes with respect to the approval of any other matter submitted to Stockholders.

Right to Attend the Meeting; Revocation of Proxy

Returning a proxy now will not interfere with a Stockholder's right to attend the Annual Meeting or to vote his or her shares personally at the Annual Meeting, if he or she wishes to do so.  Stockholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice of revocation to our Secretary at the address of our principal executive offices, by executing a subsequent proxy and delivering it to our Secretary at such address, or by attending the Annual Meeting and voting in person.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal and will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding common stock.  Proxies will be solicited by mail and may be solicited personally by directors, officers, or our regular employees, who will not receive any additional compensation for any such services.

Annual Report

The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of our Independent Registered Public Accounting Firm, and other information included in our 2008 Annual Report to Stockholders that was mailed on or about October 3, 2008, together with this Notice of Annual Meeting and Proxy Statement, to all Stockholders of record as of the Record Date.

How to Read this Proxy Statement

This Proxy Statement contains the proposals to be considered by Stockholders at the Annual Meeting, as well as important information concerning, among other things, our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of certain beneficial owners and management; the services provided to us by and fees of KPMG, LLP ("KPMG"), our independent registered public accounting firm; and instructions for stockholders who want to make proposals at the next Annual Meeting of Stockholders.  EACH STOCKHOLDER SHOULD READ THIS INFORMATION BEFORE COMPLETING AND RETURNING THE ENCLOSED PROXY CARD.

Electronic Access to Proxy Statement and Annual Report

This Proxy Statement and our 2008 Annual Report on Form 10-K may be viewed online at www.celadontrucking.com.  If you are a Stockholder, you can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy form.  If you choose this option and remain a stockholder at such time, you will receive a proxy form prior to the next Annual Meeting of Stockholders listing the website locations at which the annual report and proxy statement can be found and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents.  If you hold our stock through a bank, broker, or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.  Opting for this option will save us the time and expense of printing and mailing these materials to you.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, Stockholders will elect five (5) directors to serve as the Board of Directors until our Annual Meeting of Stockholders following our 2009 fiscal year or until their successors are duly elected and qualified.  Our Board of Directors has nominated Stephen Russell, Anthony Heyworth, Catherine Langham,  Michael Miller, and Paul Will for election as directors.  Each of the nominees is presently serving as a director.  In the absence of contrary instructions, each proxy will be voted for the election of all of the proposed directors.

If any of the nominees named above become unable for any reason or unwilling for good cause to serve as a director, the Board of Directors may designate a substitute nominee.  In that case, the proxy holders will vote for the substitute nominee designated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

Nominees For Directorships

Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of nominees standing for election as directors at the Annual Meeting is set forth below.  All references to experience with the Company include positions with our operating subsidiary, Celadon Trucking Services, Inc., a New Jersey corporation.  All executive officers are elected annually by the Board of Directors.

Stephen Russell, 68, has been our Chairman of the Board and Chief Executive Officer ("CEO") since our inception in July 1986 and served as our President from September 2000 to October 2004.  He is a member of the American Trucking Associations' Executive Committee and serves as Chairman of their Audit Committee.  He previously served as the Chairman of the Homeland Security Policy Committee of the American Trucking Associations, as a member of the Board of the Truckload Carriers Association.  Mr. Russell currently serves on the Board of Directors for the Cornell University Johnson Graduate School of Management, the Indianapolis Museum of Art, and the Eiteljorg Museum.

Anthony Heyworth, 64, has been one of our directors since 1999.  He is a member of both the Audit and Corporate Governance Committee and the Compensation and Nominating Committee.  Mr. Heyworth retired from KeyCorp in February 2001 as Vice Chairman, Commercial Banking, KeyBank N.A. after a 36-year career with this financial services company.  He also served as Chairman, President, and CEO of Keybank Central Indiana from 1991 to 2001.  He joined the former Central National Bank in 1965 and was Executive Vice President when the bank merged with Society National Bank of Cleveland in 1986 and KeyBank in 1994.

Catherine Langham, 50, has served as a director since July 25, 2007.  She is a member of both the Audit and Corporate Governance Committee and the Compensation and Nominating Committee.  Ms. Langham is President and Chief Executive Officer of Langham Logistics, Inc. ("LLI"), a global freight management company specializing in expedited transportation, warehousing, and distribution based in Indianapolis, Indiana.  Ms. Langham has been with LLI since its inception over twenty years ago and brings over twenty years of experience in the logistics industry.  Ms. Langham serves as a member of the Regions Bank Board of Advisors and since 2006, as a director of The Finish Line, Inc.  Ms. Langham was a director of Marsh Supermarket, Inc. from 1998 through September 2006, served as Chairperson of the Greater Indianapolis Chamber of Commerce, and is the former Chairperson of the Indiana Board of the National Association of Women Business Owners, Indiana Chapter, and of the Air Forwarders Association.

Michael Miller, 63, has been one of our directors since February 1992.  Mr. Miller is the lead outside director and a member of both the Audit and Corporate Governance Committee and the Compensation and Nominating Committee.  Mr. Miller has been Chairman of the Board and CEO of Aarnel Funding Corporation, a venture capital/real estate company, since 1974, a partner of Independence Realty, an owner and manager of real estate properties, since 1989, and President and CEO of Miller Investment Company, Inc., a private investment company, since 1990.  Mr. Miller previously served as President, Secretary, Treasurer and director of Morlex, Inc., a "blank check" shell company.

Paul Will, 42, has served as a director and Vice Chairman of the Board since August 2007.  He continues to serve as our Executive Vice President, CFO, Assistant Secretary, and Treasurer, positions that he has held since April 2004.  He was Executive Vice President, CFO, Assistant Secretary, and Treasurer from February 2004 to April 2004; Executive Vice President, CFO, Secretary, and Assistant Treasurer from May 2002 to January 2004; Executive Vice President, CFO, Assistant Secretary, and Assistant Treasurer from September 2001 to May 2002; Vice President, CFO, Assistant Secretary, and Assistant Treasurer from December 2000 to September 2001; Vice President, CFO, and Secretary from December 1998 to December 2000; Vice President, Secretary, and Controller from September 1996 to December 1998; Vice President and Controller for Celadon Trucking Services, Inc. from January 1996 to September 1996; and Controller from September 1993 to January 1996.  Mr. Will is a certified public accountant and formerly served as Chairman of the American Trucking Associations' National Accounting and Finance Council.

Pursuant to Section 145 of the Delaware General Corporation Law, our certificate of incorporation provides that we shall, to the full extent permitted by law, indemnify all of our directors, officers, incorporators, employees, and agents against liability for certain of their acts.  Our certificate of incorporation also provides that, with a number of exceptions, none of our directors shall be liable to us for damages for breach of a fiduciary duty as a director.

CORPORATE GOVERNANCE

The Board of Directors

Meetings.  Our Board of Directors held four (4) meetings during the fiscal year ended June 30, 2008.  No director attended less than 75% of the meetings of the Board of Directors and each committee on which he or she served.  In addition, all directors are encouraged to attend the Annual Meeting.  All of our then-current directors attended the Annual Meeting following our 2007 fiscal year.

Director Independence.  Our common stock is listed on the Nasdaq National Market, and therefore it is subject to the listing standards, including standards relating to corporate governance, embodied in applicable NASDAQ Stock Market ("NASDAQ") listing standards.  Pursuant to NASDAQ Rule 4350(c)(1), the Board of Directors has determined that the following directors and nominees are "independent" under NASDAQ Rule 4200(a)(15): Michael Miller, Anthony Heyworth, and Catherine Langham.  In accordance with NASDAQ Rule 4350(c)(2), in fiscal 2008, our independent directors held four regularly scheduled meetings, referred to as "executive sessions," at which only the independent directors were present.  Our independent directors will continue to meet in executive session at least twice each fiscal year.

Communications with the Board of Directors.  Our Board of Directors provides a process for stockholders who wish to communicate with members of the Board of Directors, including the independent directors, individually or as a group.  If you wish to communicate with the entire Board of Directors, you may send correspondence to them addressed as follows: The Board of Directors, Celadon Group, Inc., c/o Paul Will – Vice Chairman of the Board, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235.  Written communications addressed in this manner will be copied and distributed to each director at or prior to the next meeting of the Board of Directors.  If you wish to communicate with an individual director, you may send correspondence to him or her addressed as follows: Name – Director, Celadon Group, Inc., c/o Paul Will – Vice Chairman, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana 46235.  Written communications received in this manner will not be opened, but rather delivered unopened to the director to whom they are addressed at or prior to the next meeting of the Board of Directors, following clearance through normal security procedures.

Committees of the Board of Directors

The Board of Directors has standing Audit and Corporate Governance, and Compensation and Nominating Committees (the "Audit Committee" and the "Compensation Committee," respectively).  The Board of Directors does not maintain any other standing committees.

Audit Committee

Functions, Meetings, and Composition of the Audit Committee.  The responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below.  The Audit Committee met seven  times during fiscal 2008.  Messrs. Heyworth and Miller and Ms. Langham served on the Audit Committee, with Mr. Heyworth serving as the chairperson.  Each member of the Audit Committee satisfies the independence and audit committee membership criteria set forth in NASDAQ Rule 4350(d)(2).  Specifically, each member of the Audit Committee:

•	is independent under NASDAQ Rule 4200(a)(15);

•	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

•	has not participated in the preparation of our financial statements or the financial statements of any of our current subsidiaries at any time during the past three years; and

•	is able to read and understand fundamental financial statements, including our balance sheet, statement of operations, and statement of cash flows.

Audit Committee Financial Expert.  The Board of Directors has determined that at least one "audit committee financial expert," as defined under Item 407(d)(5) of Regulation S-K and NASDAQ Rule 4350(d)(2)(A), currently serves on the Audit Committee.  The Board of Directors has identified Mr. Heyworth as an audit committee financial expert.  Mr. Heyworth is "independent", as independence for audit committee members is defined under applicable NASDAQ rules.

Audit Committee Charter.  The Audit Committee has operated pursuant to a written charter detailing its duties since June 12, 2000.  In August 2007, the charter of the Audit Committee was amended and restated to comply with SEC Release Nos. 33-8732A and 34-54302A.  The amendment and restatement of the Audit Committee charter was not material in nature.  The charter, as amended and restated, is available on the Company's website at www.celadontrucking.com.

Audit Committee Report.  In performing its duties, the Audit Committee, as required by applicable Securities and Exchange Commission ("SEC") rules, issues a report recommending to the Board of Directors that our audited financial statements be included in the Annual Report on Form 10-K, and relating to certain other matters, including the independence of our public accounting firm.  The fiscal 2008 Report of the Audit Committee is set forth below.

The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended ("Securities Act") or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Audit Committee Report for Fiscal 2008

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of our financial reports and financial reporting processes and financial reporting internal control systems.  Management has primary responsibility for our financial statements and the overall reporting process, including maintenance of our internal control systems.  We retain an independent registered public accounting firm that is responsible for conducting an independent audit of our financial statements, the effectiveness of management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon.

In performing its duties, the Audit Committee has reviewed and discussed our financial statements, management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting with management and our independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent registered public accounting firm.

For the fiscal year ended June 30, 2008, the Audit Committee (1) reviewed and discussed the audited financial statements, management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting with management and KPMG, our independent registered public accounting firm for such fiscal year; (2) discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received and discussed with the independent registered public accounting firm the written disclosures and the letter from such accounting firm required by Independence Standards Board Standard No. 1, as amended (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T; and (4) discussed with the independent registered public accounting firm its independence.  The Audit

Committee met with representatives of the independent registered public accounting firm without management or other persons present on four occasions during fiscal 2008.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2008, for filing with the SEC.

Audit Committee
Anthony Heyworth, Chairman
Michael Miller
Catherine Langham

Compensation Committee

Functions, Meetings, and Composition of the Compensation Committee.  The Compensation Committee reviews all aspects of compensation of our executive officers, recommends for the selection of the Board of Directors director nominees, and makes recommendations on such matters to the full Board of Directors.  The Compensation Committee met four times during fiscal 2008.  Messrs. Miller and Heyworth and Ms. Langham served as the Compensation Committee in fiscal 2008, with Mr. Miller serving as the chairperson.

Role of the Compensation Committee.  The Compensation Committee was formed in September 1993.  The Compensation Committee is responsible for determining the compensation program for our executive officers, including the CEO, Chief Financial Officer ("CFO"), and our three other most highly compensated executive officers whose total compensation was $100,000 or more for the fiscal year ended June 30, 2008 (collectively, the "Named Executive Officers").  The Compensation Committee is responsible for annually reviewing and approving annual base salary compensation for the Named Executive Officers.  The Compensation Committee establishes and administers the bonus compensation program, which is re-evaluated each fiscal year, pursuant to which certain of our employees and executive officers may be eligible to receive bonuses.  The Compensation Committee administers the Celadon Group, Inc. 2006 Omnibus Incentive Plan ("Incentive Plan") and, subject to the provisions of the Incentive Plan, determines grants under the Incentive Plan for all employees, including the Named Executive Officers.  The Compensation Committee also considers and if appropriate, recommends for selection, nominees for the Board of Directors.  Subject to certain restrictions, when it deems appropriate, the Compensation Committee may form and delegate to subcommittees the authority to undertake any of the foregoing responsibilities.

Compensation Committee Charter.  In August 2007, the charter of the Compensation Committee was amended and restated to comply with SEC Release Nos. 33-8732 and 34-54302.  The amendment and restatement of the Compensation Committee charter was not material in nature.  A copy of the Compensation Committee's current charter is available on our website at www.celadontrucking.com.

Report of the Compensation Committee.  In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement.  The Report of the Compensation Committee follows.

The Report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing made under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent that we incorporate such report by specific reference.

Compensation Committee Report for Fiscal 2008

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended June 30, 2008.

Compensation Committee
Michael Miller, Chairman
Anthony Heyworth
Catherine Langham

Compensation Committee Interlocks and Insider Participation

Messrs. Miller and Heyworth and Ms. Langham served as the Compensation Committee in fiscal 2008.  During fiscal 2008, no Compensation Committee member was an officer or employee for the Company.  There were no interlocking relationships between our directors and executive officers and the executive officers and directors of any other entity that might affect the compensation of our executive officers.  For a description of other transactions between us and other directors and executive officers, see "Certain Relationships and Related Transactions" below.

Director Nomination Process.  Director nominees are selected by the Compensation Committee.  Our Board of Directors has adopted a policy of re-nominating incumbent directors who continue to satisfy the criteria for Board of Directors membership and whom the Compensation Committee believes continue to make important contributions to the Board of Directors and who consent to continue to serve on the Board of Directors.

In filling vacancies on the Board of Directors, the Compensation Committee will solicit recommendations for nominees from persons that the Compensation Committee believes are likely to be familiar with (i) our needs and (ii) qualified candidates.  These persons may include members of the Board of Directors and management, advisors to us, or professional search firms.

The Compensation Committee also will consider proposed director nominees recommended by stockholders, provided that the following procedural requirements are satisfied.  Director nominee recommendations should be mailed via certified mail, return receipt requested, and addressed to Director Nomination, Celadon Group, Inc., c/o Paul Will - Vice Chairman, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235.  In order to be considered, a stockholder recommendation must: (i) be received at least 120 days prior to the anniversary of the mailing date of our proxy statement for the prior year's annual meeting (by June 5, 2009 for director candidates to be considered for nomination for election at the Annual Meeting of Stockholders following the end of fiscal year 2009), however, if the date of such Annual Meeting is more than thirty days before or after November 14, 2009, then the deadline for submitting any director candidates for nomination for election at such annual meeting will be a reasonable time before we begin to print or mail such proxy materials; (ii) contain sufficient background information, such as a resumé and references, to enable our Compensation Committee to make a proper judgment regarding the proposed nominee's qualifications; (iii) be accompanied by a signed consent of the proposed nominee to serve as a director, if elected, and a representation that such proposed nominee qualifies as "independent" under NASDAQ Rule 4200(a)(15) or, if the proposed nominee does not qualify, a description of the reason(s) he or she is not "independent"; (iv) state the name and address of the stockholder submitting the recommendation and the number of shares of our common stock owned of record or beneficially by such stockholder; and (v) if submitted by a beneficial stockholder, be accompanied by evidence (such as a recent brokerage statement) that the person making the recommendation beneficially owns shares of our common stock.

In evaluating potential nominees, including potential nominees properly submitted by stockholders, our Compensation Committee will review the person's judgment, integrity, independence, experience, and knowledge of the industry in which we operate or related industries, as well as such other factors the Compensation Committee determines are relevant in light of our needs and the needs of our Board of Directors.

With regard to specific qualities and skills, our Board of Directors believes it necessary that: (i) at least a majority of the members of the Board of Directors qualify as "independent" under NASDAQ Rule 4200(a)(15); (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NASDAQ Rule 4350(d)(2); and (iii) at least one member of the Board of Directors, eligible to serve on the Audit Committee, have sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of Item 407(d) of Regulation S-K.

Our Executive Officers

Set forth below is certain information regarding our current executive officers, with the exception of our CEO, Mr. Stephen Russell, and Executive Vice President, CFO, Assistant Secretary and Treasurer, Mr. Will.  See "Nominees for Directorships" above for information concerning the business experience of Messrs. Stephen Russell and Will.  All executive officers are elected annually by the Board of Directors.

Chris Hines, 48, was appointed to the position of President and Chief Operating Officer of the Company on July 25, 2007.  Mr. Hines served on the Company's Board of Directors from July 1, 2006, to July 25, 2007.  Prior to his appointment to President and Chief Operating Officer of the Company, beginning in June 2006, Mr. Hines served as the President and Chief Operating Officer of Tripmaster Corp., an onboard computer and asset management company primarily serving the trucking industry.  From 2004 to 2006, Mr. Hines was the President and Chief Executive Officer of Atipical Holdings, Inc., a business focused on asset management, equipment finance, and backroom productivity solutions.  From 2003 to 2004, Mr. Hines served as President of Pegasus Transtech, a provider of imaging-based business process and workflow solutions.  In 2003, Mr. Hines served as Executive Vice President of Terion, Inc., a provider of satellite equipment tracking hardware and software.  From 1986 to 2002, Mr. Hines served in various roles with TIP North American, a G.E. Capital subsidiary offering trailer financing services, including serving as President from 2000 to 2002.  Mr. Hines has served on the Truckload Carriers of America Board of Directors since 2001.

Kenneth Core, 58, has been our Vice President and Secretary since January 2004.  He was Vice President of Risk Management from July 2000 to December 2003.  He served in various capacities at Builders Transport, Inc. and CRST, Inc. for over twenty-eight years, most recently as Vice President of Risk Management prior to joining the Company in July 2000.  Mr. Core has served on the ATA Litigation Center Board of Directors since 2005 and has served on the Board of Directors of Polaris Captive Insurance Company since 2006.

Jonathan Russell, 37, has been our Executive Vice President Logistics and President of TruckersB2B (a wholly owned subsidiary of the Company) since August 8, 2006.  He was President of TruckersB2B from May 2003 to July 2006.  He was Chief Operating Officer of TruckersB2B from May 2002 to April 2003.  He was Vice President of Operations for TruckersB2B from May 2000 to April 2002.  Prior to joining TruckersB2B, Mr. Russell had been a Vice President in the Global Corporate Investment Bank of Citigroup for six years. While at Citigroup, Mr. Russell was responsible for the management of Citibank's New York Treasury non-dollar fixed-income portfolio.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees.  The Code of Business Conduct and Ethics includes provisions applicable to our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, which constitute a "code of ethics" within the meaning of Item 406(b) of Regulation S-K.  In fiscal 2007, the Board of Directors contemplated adopting certain amendments to our Code of Business Conduct and Ethics but ultimately determined not to approve any amendments.  A copy of the Code of Business Conduct and Ethics is available on our website at www.celadontrucking.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors and executive officers and any persons owning more than ten percent (10%) of our common stock are required to report their ownership of common stock and any changes in that ownership, on a timely basis, to the SEC.  To our knowledge, based solely on a review of materials provided to us, all such required reports were filed on a timely basis in fiscal 2008.  Copies of Section 16(a) forms that our directors and officers file with the SEC are accessible through our website at www.celadontrucking.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy of Compensation

We believe the quality, skills, and dedication of our executive officers are critical factors affecting our long-term value and success.  Our philosophy of executive compensation is to provide overall compensation levels that (i) attract and retain talented executives and motivate those executives to achieve superior results, (ii) foster employee commitment, (iii) align executives' interests with our corporate strategies, our business objectives, and the long-term interests of our stockholders, and (iv) enhance executives' incentives to increase our stock price and maximize stockholder value.  In addition, we strive to ensure that our compensation, particularly salary compensation, is consistent with our constant focus on controlling costs.  In many instances we build our compensation elements around long-term retention and development together with annual rewards based on specific focus areas.  To this end, we have sought to provide competitive levels of compensation that integrate pay with our annual and long-term performance goals and reward above-average corporate performance.

The Compensation Committee oversees all of our executive officer compensation arrangements.  The Compensation Committee has the specific responsibility to (i) review and approve corporate goals and objectives relevant to the compensation of our CEO, (ii) evaluate the performance of our CEO in light of those goals and objectives, (iii) consider factors related to our performance as a company, including accomplishment of our long-term business and financial goals; and (iv) determine and approve the compensation level of our CEO based upon such evaluation.  The Compensation Committee also has the responsibility to review annually the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances.  In making such determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns the executives' interests with the interests of our stockholders.  The Compensation Committee must also review and approve all forms of incentive compensation, including annual cash bonuses, stock option grants, restricted stock grants, and other forms of incentive compensation granted to our executive officers.  The Compensation Committee takes into account the recommendations of our CEO in reviewing and approving the overall compensation of the other executive officers.

Elements of Compensation

Our compensation program for senior executive officers has three major elements: base salary, annual cash bonus, and equity compensation.  Our compensation program also consists of providing our senior executive officers with specified perquisites and with employee benefits that are generally available to all of our employees.

The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements.  In making decisions regarding an executive's total compensation, the Compensation Committee considers whether the total compensation is (i) fair and reasonable to us, (ii) internally appropriate based upon our culture and the compensation of our other employees, and (iii) within a reasonable range of the compensation afforded by other opportunities.  The Compensation Committee also bases its decisions regarding compensation upon its assessment of the executive's leadership, individual performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial success, the creation of stockholder value, and current and past compensation.  In determining the mix of compensation elements, the Compensation Committee considers the effect of each element in relation to total compensation.  Consistent with our culture of cost control and our desire to reward high levels of performance, the Compensation Committee has attempted to weight overall compensation toward incentive cash and equity-based compensation.  The Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.  The Compensation Committee also considers the tax consequences associated with each element of compensation, including whether the deductibility of compensation is expected to be limited under Section

162(m) of the Internal Revenue Code of 1986, as amended (the "Code").  In determining whether to increase or decrease an element of compensation, we have historically relied upon the business experience of the Compensation Committee, Compensation Committee's general understanding of compensation levels of public companies and the historical compensation levels of the executive officers, and with respect to executives other than the CEO, we consider the recommendations of the CEO.  We generally do not rely on rigid formulas or short-term changes in business performance when setting compensation.

Fiscal 2008 Compensation Program

The following summarizes the compensation elements for fiscal 2008 that we use to attract, motivate, and retain our Named Executive Officers.  We made all such decisions in the context of a difficult operating economic environment and rising fuel costs.

Base Salary

We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract, motivate, and retain highly qualified executives.  Base pay is a critical element of our compensation program because it provides our executive officers with stability.  Compensation stability allows our executives to focus their attention and efforts on creating stockholder value and on our other business objectives.  In determining base salaries, we consider the executive's current salary and the executive's qualifications and experience, including, but not limited to, the executive's length of service with our company, the executive's industry knowledge, and the quality and effectiveness of the executive's leadership, scope of responsibilities, past performance, and future potential of providing value to our stockholders.  In fiscal 2008, we did not formally benchmark salary or total executive compensation against the executive compensation of any single company or group of companies.  Historically, the Compensation Committee has, from time to time, considered the form and level of compensation disclosed by other publicly traded truckload carriers, certain other transportation companies, and companies of similar size and market capitalization.  We set our base salaries at a level that allows us to pay a portion of an executive officer's total compensation in the form of incentive compensation, including annual cash bonuses, long-term incentives, and perquisites.  We believe this mix of compensation helps us incentivize our executives to maximize stockholder value in the long run.  We consider adjustments to base salaries annually to reflect the foregoing factors but do not apply a specific weighting to such factors.

Base Salary of Our CEO.  For fiscal 2008, the salary of our Chairman and CEO, Stephen Russell, was established pursuant to an employment agreement dated January 21, 1994, as amended and extended by its terms thereafter, which provides Mr. Stephen Russell with a base salary equal to $521,000 adjusted annually on January 21st for increases in the Consumer Price Index.  Mr. Stephen Russell's fiscal 2008 salary was $648,618.

Base Salary of Our Other Named Executive Officers.  In reviewing and making decisions with respect to the base salaries of executive officers (other than our CEO) for fiscal 2008, the Compensation Committee reviewed and considered: (i) compensation information disclosed by similarly-sized publicly held truckload carriers; (ii) our financial and operating performance, as well as the role of and contribution of the particular executive with respect to such performance; and (iii) the particular executive's contributions to us unrelated to our financial performance.  The Compensation Committee believes that the annual salaries of the Named Executive Officers are reasonable compared to similarly situated executives of other comparable companies, including trucking and transportation companies and other comparable companies from a variety of industries.  In fiscal 2008, Messrs. Will, Hines, Jonathan Russell, and Core had base salaries of $250,000, $250,000, $200,000, and $127,400, respectively.

Annual Cash Bonus Program

Pursuant to our cash bonus program, the Compensation Committee annually determines bonuses for the Named Executive Officers following the finalization of the financial statements.  The Compensation Committee may consider Company and individual performance components when making bonus determinations.  For fiscal 2008, the Compensation Committee established an earnings per share bonus target for the CEO and our other Named Executive Officers.  The bonus amounts were subject to adjustment up or down based on a range of our performance between 85% and 140% of the earnings target.  At the time of adoption, the Compensation Committee believed that the performance targets represented aggressive, yet achievable, goals.  By late 2007, the Compensation Committee believed that soaring fuel prices and weakening demand would render the original targets unachievable.

As expected following our first fiscal quarter, we did not achieve the earnings per share target established for fiscal 2008 under the cash bonus program. The Compensation Committee considered the reasons for the shortfall, which were attributable in material part to record fuel prices, currency exchange rates, and a slower economy.  The Compensation Committee also considered performance compared with peers, the growth of logistics operations, and certain internal management accomplishments.  The Compensation Committee believed that management had limited our downside performance to the best of its ability and also had successfully integrated a new president.  Accordingly, the Compensation Committee granted a discretionary bonus of $320,000, $200,000, $180,000, $135,000, and $15,000 to Messrs. Stephen Russell, Will, Hines, Jonathan Russell, and Core, respectively.  The variation among the amounts awarded as bonus compensation to our Named Executive Officers is attributable to the variation in responsibility and contribution from each Named Executive Officer with respect to corporate performance.

Equity Compensation

Historically, we have sought to align the long-term interests of executive officers and stockholders through the use of stock-based compensation, including stock options, stock appreciation rights, and restricted stock grants.  The Compensation Committee views stock based compensation as an important part of overall executive compensation because of the emphasis on increasing stockholder value and promoting a long-term financial interest in our company.

In fiscal 2008, the Compensation Committee made equity awards and entered arrangements as follows:

•	In July 2007, 100,000 stock options were granted to Mr. Hines upon his acceptance of employment with us.

•
In October 2007, the Compensation Committee awarded stock options of 308,284, 147,206, 40,000 (after the surrender of 108,000 shares as described below), 25,000, and 10,000 to Messrs. Stephen Russell, Will, Hines, Jonathan Russell, and Core, respectively, in accordance with our Incentive Plan.

•
In April 2008, we entered an arrangement whereby Mr. Hines exchanged 108,000 stock options for 32,000 shares of restricted stock.  The exchange of restricted stock for stock options by Mr. Hines was intended by the Compensation Committee to better align Mr. Hines' compensation with changes in stockholder value over which he had some influence.  Shortly following the initial grant of stock options to Mr. Hines at the inception of his employment, our stock price decreased significantly primarily related (in the committee's opinion) to economic events.  Because of Mr. Hines' relatively short tenure with us, he had not had time to accumulate significant holdings in our stock, and with our stock value significantly decreased, Mr. Hines was not exposed to downside risk of outstanding shares and also experienced less incentive because of the significant disparity between the stock price and the exercise price.  Accordingly, we engaged in the exchange, which we believe resulted in better incentive to Mr. Hines with no increase in compensation expense to us because the accrued value of the restricted stock was lower than the accrued value of options forfeited.

Other Compensation

We provide our Named Executive Officers with certain other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program.  We believe that these benefits allow our executives to work more efficiently.  The costs of these benefits constitute only a small percentage of each executive's total compensation.  In setting the amount of these benefits, the Compensation Committee considers each executive's position and scope of responsibilities and all other elements comprising the executive's compensation.  In fiscal 2008, we provided additional compensation to our Named Executive Officers of (i) company automobiles for each of Messrs. Stephen Russell, Will, Hines, and Jonathan Russell; (ii) term life insurance for each of Messrs. Stephen Russell and Will; (iii) disability insurance for each of Messrs. Stephen Russell, Will, Hines, Jonathan Russell, and Core; and (iv) premiums and reimbursements under an executive health and disability benefit program for each of Messrs. Stephen Russell and Will.  See "Summary Compensation Table" below in the "All Other Compensation" column for the aggregate dollar amount of all perquisites provided to each of our Named Executive Officers.

During the first quarter of fiscal 2007, Messrs. Core and Jonathan Russell, as SAR grantees, each entered into an alternative fixed compensation arrangement with us whereby each of Messrs. Core and Jonathan Russell agreed to forfeit all future rights with respect to compensation from existing SAR grants in exchange for a guaranteed quarterly payment for the remainder of the underlying SAR term.  This alternative arrangement is subject to continued service to us.  These fixed payments are accrued and paid quarterly from July 1, 2006 to March 31, 2009 for SAR grantees; however, Messrs. Core and Jonathan Russell will each receive their last payment on October 1, 2008.  During fiscal year 2008, Mr. Core received $98,250 pursuant to this alternative arrangement.  Mr. Core also received $10,244 on July 1, 2008 and will receive the last payment, $10,244, on October 1, 2008.  During fiscal year 2008, Mr. Jonathan Russell received $68,292 pursuant to this alternative arrangement.  Mr. Russell also received $17,073 on July 1, 2008 and will receive the last payment, $17,073, on October 1, 2008.

Employee Benefits

In fiscal 2008, our Named Executive Officers participated in our employee benefit plans, including our medical, dental, and group life insurance plans, in each case on the same basis as our other employees.  Additionally, in fiscal 2008, we contributed to the 401(k) Plan accounts and Excess Benefit Plan of our Named Executive Officers, which amount is included in "All Other Compensation" in the "Summary Compensation Table" below.  The Excess Benefit Plan allows management or other highly compensated employees an opportunity to defer compensation on a pre-tax basis in excess of qualified retirement plan limits.

Employment Agreements

We have entered into an employment agreement with Mr. Stephen Russell, our Chairman and CEO, and a separation agreement with Mr. Will, our Vice Chairman, Executive Vice President, CFO, Assistant Secretary, and Treasurer, each as described below.  The agreements with Messrs. Stephen Russell and Will reflect the fact that a significant portion of their total compensation may, at any point in time, consist of unvested stock options or restricted stock holdings and that some measure of protection against a possible, but unpredictable, action of successor corporations is desirable for both the executives and the Company.  These agreements also reduce the risk that alignment between the interests of Messrs. Stephen Russell and Will will be decoupled from our stockholders' interests by a change-in-control event.  The payout provisions under these agreements were established based on prevailing market practice.

The employment agreement of Mr. Stephen Russell provides that upon the occurrence of a change in control (as defined in the employment agreement) Mr. Stephen Russell may be entitled to receive certain payments and benefits from us.  Specifically, if (i) at any time within two years of a change in control or within 180 days prior to a change in control, Mr. Stephen Russell's employment is terminated by us without cause or by Mr. Stephen Russell for cause or (ii) at any time during the ninety day period immediately following the date which is six months after the change in control Mr. Stephen Russell terminates his employment for any reason, Mr. Stephen Russell shall be entitled to receive from us (1) a lump sum payment in an amount equal to three times his base salary and three times the highest annual bonus paid to him within three years prior to the change in control; (2) any accrued benefits; (3) a pro-rata portion of the bonus for the fiscal year in which the change in control occurs; (4) continued medical and dental benefits for himself and eligible dependents for thirty-six months; (5) outplacement services for one year; and (6) upon the occurrence of the change in control, full and immediate vesting of all stock options and equity awards.  The agreement also provides that Mr. Stephen Russell is entitled to receive a gross-up payment on any payments made to him that are subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if the total payments made to Mr. Stephen Russell do not exceed 110% of the greatest amount that could be paid to him, such that the receipt of payments would not give rise to any excise tax, then no gross-up payment will be made and the payments made to Mr. Stephen Russell, in the aggregate, will be reduced to an amount that would result in no excise tax being triggered.  The employment agreement also includes a two-year non-compete covenant commencing on termination of employment.

Mr. Will is party to a separation agreement with us whereby we have the right at any time, with or without prior written notice, to terminate his employment or obtain his resignation.  The agreement provides that in the event of termination of employment, Mr. Will will be entitled to receive from us: (i) one year's salary less normal withholding; (ii) a pro-rata bonus payment equal to the then current bonus formula for the time employed in the then current fiscal year up to the date of termination in that fiscal year less normal withholdings; (iii) a lump sum payment equal to twelve months of COBRA premiums for the group medical and dental plans; and (iv) a lump sum payment equal to twelve months car allowance.  In addition, in such event, Mr. Will will be entitled to exercise any vested or unvested stock options he then has in accordance with the terms of the Celadon Group, Inc. 1994 Stock Option Plan, as amended and restated thereafter, for a period of one year from the termination of his employment.

Currently, we do not have any other employment contracts, severance agreements, change in control agreements, or other arrangements with any of our other Named Executive Officers that provide for payment or benefit to a Named Executive Officer at, following, or in connection with a change in control, a change in a Named Executive Officer's responsibilities, or a Named Executive Officer's termination of employment, including registration, severance, retirement, or constructive termination.  The Compensation Committee, however, has requested that we enter into employment and noncompetition agreements with Messrs. Will, Hines, and Jonathan Russell.  We expect to enter into these agreements during fiscal 2009.

Fiscal 2009 Compensation Program

In May 2008 the Compensation Committee undertook a substantial review and evaluation of our compensation program for senior executive officers.  The four officers included in the review were Messrs. Stephen Russell, Will, Hines, and Jonathan Russell.  The Compensation Committee determined that compensation decisions for years after fiscal 2008 (other than equity grants, which would be retained by the Compensation Committee) for all other personnel would be under the primary discretion of our CEO, subject to Compensation Committee approval.

In conducting its evaluation, the Compensation Committee relied upon its own investigation and experience and also engaged our outside securities counsel to assist with the process.  The Compensation Committee's goals for the evaluation included the following:

•	Obtaining comparisons of the compensation programs utilized by trucking competitors and by similarly sized companies generally.

•	Establishing an overall compensation program that reflects competitive target compensation levels for our senior executive officers that can be achieved with strong performance of our company.

•
Designing a compensation program intended to better align senior executive incentive compensation substantially with factors that correlate to increases in stockholder value, while also exposing senior executive officers to the risk of downside stock performance.

•
Consolidating the normal executive officer review and compensation process into a comprehensive annual process following the close of each fiscal year, rather than separating decisions regarding salary, bonus, and equity compensation.

•	Balancing the use of equity incentives against the dilution to stockholders in a manner that reflects customary share usage and fair value transfer.

•	Adopting a program that is relatively easier to understand, administer, and account for.

In conducting its evaluation, the Compensation Committee reviewed a range of information, including, but not limited to, the following items: (i) publicly disclosed compensation information contained in the proxy statements of six primarily asset-based truckload carriers, including Knight Transportation, Inc., Covenant Transportation Group, Inc., Heartland Express, Inc., Marten Transport, Ltd., USA Truck, Inc., and P.A.M. Transportation Services, Inc.; (ii) summary compensation data for public companies across all industries with revenues of $500 million or less, together with a regression analysis to estimate the compensation of such companies with total revenue approximating $500 million (as reflected under the regression analysis, the "All-Industry Group"); (iii) a confidential survey of larger, high performing companies that was used as a guide for bonus targets, equity compensation vesting, and relative compensation levels among executives, rather than as a guide for absolute pay levels of our executives; and (iv) our historical compensation levels and contractual commitments.  After reviewing the information and discussing the proposed program with the CEO, the Compensation Committee adopted our Senior Executive Officer Compensation Program (the "Program") in August 2008.

The Program consists of three major elements: base salary, annual cash bonus linked to specific factors, and equity compensation.  The Compensation Committee decided not to adopt an LTIP or similar long-term incentive plan either in addition to, or as a substitute for, equity compensation.

As a general guide for total compensation, the Compensation Committee relied most heavily on the compensation data for the All-Industry Group.  The Compensation Committee believed that the All-Industry Group was more reflective of the competitive environment for senior executive talent in our location.  Moreover, the Compensation Committee wanted to design a compensation program that would be attractive to talented executives regardless of industry.  The following table sets forth the targeted range of compensation under the Program, assuming 100% achievement of the annual cash bonus target.

Expected Compensation for fiscal year 2009
Name and Principal Position	Salary	Annual Bonus Target(1)	Annual Grant of Equity Compensation(2)	Total Compensation(1) (2)
Stephen Russell, Chairman and CEO	$700,000	$455,000	$779,889	$1,934,889
Paul Will, Vice Chairman, Executive Vice President, CFO, Assistant Secretary, and Treasurer	$300,000	$195,000	$289,676	$784,676
Chris Hines, President and COO	$275,000	$180,000	$267,394	$722,394
Jonathan Russell, Executive Vice President Logistics and President B2B Truckers	$225,000	$146,000	$231,736	$602,736

(1)	Assumes one hundred percent (100%) achievement of target.
(2)	Values stock options at the grant date Black-Scholes valuation and restricted stock grants at the closing stock price on the grant date.

A discussion of each element of compensation included in the Program follows.

Base Salary

As previously discussed, the base salary of the CEO has been established under an employment contract since 1994, subject to annual increases in accordance with the consumer price index.  Based on its evaluation, the Compensation Committee determined that our CEO's salary was likely somewhat less than the median salary of the All-Industry Group, taking into consideration the time period since the study.  The Compensation Committee considered our CEO's long tenure, the change of presidents in fiscal 2008, and various other factors and increased Mr. Russell's salary to $700,000, effective September 1, 2008.  This was approximately $15,000 higher than the CPI adjustment expected under his contract and became effective approximately four months earlier that the contractual adjustment.

For our other Named Executive Officers, the Compensation Committee determined that their base salaries were significantly lower than the median level of the All-Industry Group and significantly lower (as a percentage of the CEO's salary) than the committee believed was warranted.  Accordingly, the committee adopted a three-year goal of raising the salaries of Messrs. Will, Hines, and Jonathan Russell.  As the first step toward this goal, the Compensation Committee approved an annual base salary increase from $250,000 to $300,000 for Mr. Will, from $250,000 to $275,000 for Mr. Hines, and from $200,000 to $225,000 for Mr. Jonathan Russell, each effective September 1, 2008.

Annual Cash Bonus

As part of its evaluation, the Compensation Committee reviewed the incentive targets used by other companies, many of which related to various measures of financial returns and earnings per share.  The Compensation Committee also reviewed and discussed, with input from the CEO, various non-financial measures that were important to our overall performance.  The Compensation Committee also reviewed information from investment banking sources concerning the correlation between certain financial measures and increases in stockholder value.  Following this review, the Compensation Committee adopted a bonus program based on a combination of financial and non-financial targets that the Compensation Committee expects to provide an incentive to the executives to manage multiple aspects of our business, regardless of whether the operating environment makes achievement of one aspect difficult.  The annual cash bonus criteria and related reasons are as follows:

•
Return on Invested Capital/Weighted Average Cost of Capital.  The Compensation Committee believes that stockholder value is more likely to increase if our return on invested capital exceeds our weighted average cost of capital over time.  For fiscal 2008, our return on invested capital is estimated to have been below our weighted average cost of capital.  Accordingly, the Compensation Committee intends to adopt incentive targets for this criterion that move toward weighted average cost of capital over time.  This criterion encourages management to deploy capital efficiently and return excess capital to the stockholders.  It also balances incentives based purely on growth.

•
Earnings per share.  Earnings per share growth also correlates with stockholder value, and the Compensation Committee believes that truckload carriers are judged by many investors based on increases in earnings per share.

•
Safety.  We have a strong record of safety, which has been ingrained in our culture.  Safety impacts our driver recruiting, retention, and turnover, our insurance, physical damage and workers' compensation costs, and our customer service.  Because this is an important aspect of our business and a somewhat controllable factor, the Compensation Committee believes this is an important bonus criterion.

•
Discretionary.  The discretionary criterion affords the Compensation Committee the flexibility to reward our senior executive officers for contributions that may not be captured in the other criteria.  It also permits the recognition of unique contributions.  This can be important in times of difficult operating conditions, when superior management may mitigate risks. The size of the discretionary bonus, however, is limited to one-fourth of the overall bonus target.

For fiscal 2009, the Compensation Committee adopted the following target bonus amounts for each of the officers listed below:

Name and Position	Target Bonus as a Percentage of Salary	Target Bonus in Dollars
Stephen Russell, Chairman and CEO	65%	$455,000

Paul Will, Vice Chairman, Executive Vice President, CFO, Treasurer, and Assistant Secretary	65%	$195,000

Chris Hines, President and COO	65%	$180,000

Jonathan Russell, Executive Vice President of Logistics and President Truckers B2B	65%	$146,000

The Compensation Committee established the following criteria for attainment of the fiscal year 2009 cash bonus:

Bonus Criteria	Percentage of Bonus

Return on Invested Capital Target	30%

Earnings Per Share Target	30%

Safety Target	15%

Discretionary Amount	25%

In general, the Compensation Committee expects the target bonus amount to be in a range of 50% to 70% of base salary for each Named Executive Officer, with the CEO being the highest.  For 2009, Named Executive Officers (other than the CEO) were awarded at 65% of base salary because their salaries were not fully adjusted to the median level of the All-Industry Group.  For each criterion other than the discretionary amount, the recipients may earn between 0% and 200% of the portion of the Target Bonus Amount attributable to that criterion, depending on the level of performance.  The Compensation Committee believes that the earnings per share target range and the return on invested capital target range adopted for fiscal 2009 each represent reasonable stretch goals, in that achieving 100% of the target will requires exceeding the Company's results for fiscal 2008 and its internal budget for 2009.  These goals were higher than they otherwise might have been because of the use of 100% restricted stock grants in the equity portion of incentive compensation.

Equity Compensation

The Compensation Committee believes that the equity compensation component of senior executive compensation should be meaningfully aligned with increasing stockholder value, while also exposing the holder to the risk of downward stock prices and volatility.  Over time, the committee expects to grant equity compensation using a target mix of approximately 70% stock options and 30% restricted stock, which is expected to translate into approximately one-half of the grant date value represented by each of stock options and restricted stock (considering stock options at their Black-Scholes value upon issuance and restricted stock at the closing stock price on the date of issuance).

Other aspects of the equity compensation program include the following:

•
A target run rate of equity grants equivalent to 1% to 2% of outstanding shares granted per year, with a fair value (considering stock options at their Black-Scholes value upon issuance and restricted stock at the closing stock price on the date of issuance) equal to approximately 1% of market capitalization annually.

•	A target grant date value equal to approximately 1.0 to 1.5x base salary, with the CEO having the highest multiple of salary.

•	Time vesting of restricted stock over three years.

•
A two-year holding requirement for all shares obtained upon exercise of options and all vested shares of restricted stock, less any shares required for exercise prices and taxes (the resulting number being referred to as "Net Shares").

The Compensation Committee considered various alternatives, including the use of performance targets for restricted stock vesting.  The Compensation Committee determined, however, that the combination of restricted stock (which provides upside potential and downside exposure) and stock options (which have value only if the stock price increases) accomplishes much the same effect without the accounting complexity of performance vesting stock.

For 2009, the Compensation Committee made an exception to its expected use of a mix of stock options and restricted stock, and granted 100% restricted stock.  The exception was related to the number of shares remaining under the Company's Incentive Plan.  The plan lacked sufficient shares to grant options and restricted stock at the target equity compensation level.  The Company is requesting an increase in the number of shares reserved for the Incentive Plan at the Annual Meeting.  In part because of the use of 100% restricted stock grants, the Compensation Committee granted equity compensation at the lower end of the expected range in terms of multiple of salary for each of the senior executive officers.

On August 25, 2008, after meetings of the Compensation Committee on August 6 and August 22, 2008, the Compensation Committee made restricted stock awards of 65,592, 24,363, 22,489, 19,490, and 3,500 to Messrs. Stephen Russell, Will, Hines, Jonathan Russell, and Core, respectively.  The restricted stock awards vest one-third on each of the first three anniversaries of the grant date, conditioned on continued employment.  The Net Shares must be held for a minimum of two years after vesting.

Summary Compensation Table

The following table sets forth information concerning the total compensation for fiscal 2008 awarded to, earned by, or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(7) ($)	Total ($)
Stephen Russell, Chairman and CEO	2008 2007	638,258 651,403	320,000 150,000	249,185 249,185	321,618 337,648	--- ---	--- ---	46,234 47,551	1,575,295 1,435,787
Paul Will, Vice Chairman, Executive Vice President, CFO, Assistant Secretary, and Treasurer	2008 2007	248,000 229,325	200,000 100,000	97,631 97,631	23,760 77,007	--- ---	--- ---	17,214 9,369	586,604 513,332
Chris Hines, President and COO(8)	2008 2007	239,883 ---	180,000 ---	34,831(4) ---	23,879 ---	--- ---	--- ---	66,988 ---	545,581 ---
Jonathan Russell, Executive Vice President Logistics and President TruckersB2B(8)	2008 2007	207,142 ---	135,000 ---	23,743 ---	40,980 ---	68,292 ---	--- ---	12,180 ---	487,337 ---
Kenneth Core, Vice President and Secretary	2008 2007	125,092 122,400	15,000 15,000	10,999 11,011	18,998 13,209	98,250 182,476	--- ---	4,206 2,962	272,545 347,058

(1)	Salary earned for Named Executive Officers may differ from annualized salary approved due to timing of pay periods.
(2)
See "Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation – Fiscal 2008 Compensation Program – Annual Cash Bonus Program" for a description of the fiscal 2008 bonus amounts.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 and 2007 fiscal years for the fair value of stock awards granted to each Named Executive Officer, in accordance with SFAS 123R.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions with respect to the 2008 grants, refer to note 7 of our consolidated financial statements as provided in the Form 10-K for the fiscal year ended June 30, 2008, as filed with the SEC on August 28, 2008.  For information on the valuation assumptions with respect to grants made prior to fiscal 2008, refer to the notes of our financial statements as provided in the Form 10-K for the respective year-end.  See the Grants of Plan-Based Awards table for information on awards made in fiscal 2008.  These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(4)
On April 30, 2008, Mr. Hines entered an agreement with the Company whereby Mr. Hines forfeited 108,000 stock options in exchange for a restricted stock award of 32,000 shares.  See "Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation – Fiscal 2008 Compensation Program – Equity Compensation" for additional information regarding this exchange.

(5)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 and 2007 fiscal years for the fair value of stock options granted to each Named Executive Officer, in accordance with SFAS 123R.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions with respect to the 2008 grants, refer to note 7 of our consolidated financial statements as provided in the Form 10-K for the fiscal year-ended June 30,

2008, as filed with the SEC on August 28, 2008.  For information on the valuation assumptions with respect to grants made prior to 2008, refer to the notes of our financial statements as provided in the Form 10-K for the respective year-end.  See the Grants of Plan-Based Awards table for information on awards made in fiscal 2008.  These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(6)
This column represents the dollar amount recognized for financial statement reporting in accordance with an alternative fixed compensation arrangement entered between the Company and each of Messrs. Core and Jonathan Russell during the first quarter of fiscal 2007.  See "Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation – Fiscal 2008 Compensation Program – Other Compensation" for a complete description of these arrangements.

(7)	See the All Other Compensation Table for additional information.
(8)	The executive officer was not a Named Executive Officer during fiscal 2007.

All Other Compensation Table

The following table describes each component of the "All Other Compensation" column in the Summary Compensation Table.

Name and Principal Position	Year	Perquisites and Other Personal Benefits ($)	Insurance Premiums ($)	Company Contributions to Excess Plan and 401(k) Plans ($)	Severance Payments/ Accruals ($)	Total ($)
Stephen Russell, Chairman and CEO	2008	18,375	21,640(1)	6,219	---	46,234
Paul Will, Vice Chairman, Executive Vice President, CFO, Assistant Secretary, and Treasurer	2008	6,900	4,196	6,118	---	17,214
Chris Hines, President and COO	2008	13,125	1,508	2,355	50,000(2)	66,988
Jonathan Russell, Executive Vice President Logistics and President TruckersB2B	2008	8,322	1,824	2,034	---	12,180
Kenneth Core, Vice President and Secretary	2008	---	1,230	2,976	---	4,206

(1)
This amount represents: (i) an insurance premium payment of $19,420 for a $2,000,000 term life insurance policy, (ii) $2,010 in long-term disability premium payments, and (iii) $210 in execu-care medical premium payments.

(2)	This amount represents a relocation allowance given to Mr. Hines.

Narrative to Summary Compensation Table

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to our Named Executive Officers during fiscal 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:
Name and Principal Position	Grant Date	Threshold ($)	Target(1) ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Stephen Russell, Chairman and CEO	10/26/07	---	---	---	---	308,284	8.67	1,103,656
Paul Will, Vice Chairman, Executive Vice President, CFO, Assistant Secretary, and Treasurer	10/26/07	---	---	---	---	147,206	8.67	526,997
Chris Hines, President and COO	10/26/07 4/30/08	--- ---	--- ---	--- ---	--- 32,000(2)	40,000 ---	8.67 ---	143,200 329,280
Jonathan Russell, Executive Vice President Logistics and President TruckersB2B	7/28/06 10/26/07	--- ---	34,146 ---	--- ---	--- ---	--- 25,000	--- 8.67	--- 89,500
Kenneth Core, Vice President and Secretary	7/28/06 10/26/07	--- ---	20,488 ---	--- ---	--- ---	--- 10,000	--- 8.67	--- 35,800

(1)
This column represents, as of June 30, 2008, the payments due to the executive officer with respect to the alternative fixed compensation arrangement entered between the Company and the executive officer.  See "Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation – Fiscal 2008 Compensation Program – Other Compensation" for a complete description of these arrangements.

(2)
On April 30, 2008, Mr. Hines entered an agreement with the Company whereby Mr. Hines forfeited 108,000 stock options in exchange for a restricted stock award of 32,000 shares.  See "Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation – Fiscal 2008 Compensation Program – Equity Compensation" for additional information regarding this exchange.

(3)	This column represents the exercise price for the stock awards granted, which was the closing price of our stock on the grant date.
(4)
This column represents the grant date fair value of the equity awards under SFAS 123R granted to the Named Executive Officers during fiscal 2008.  The fair value was calculated using the Black Scholes value of our common stock on the grant date.  The fair value of the equity awards is accounted for in accordance with SFAS 123R.  For additional information on the valuation assumptions, refer to note 7 of our consolidated financial statements in the Form 10-K for the year-ended June 30, 2008, as filed with the SEC on August 28, 2008.  These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers.

Narrative to Grants of Plan-Based Awards

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of the equity grants made during fiscal year 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning all stock option grants and stock awards held by our Named Executive Officers as of June 30, 2008.  All stock option grants and equity incentive plan awards are in shares of our common stock.

		Option Awards				Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Stephen Russell, Chairman and CEO	10/28/04	---	---	---	---	19,687(1)	26,577
	1/12/06	141,750	141,750(2)	12.81	1/12/16	---	---
	1/12/06	---	---	---	---	27,000(2)	269,730
	10/26/07	---	308,284(3)	8.67	10/26/17	---	---
Paul Will, Vice Chairman, Executive Vice President, CFO, Assistant Secretary, and Treasurer	10/28/04	---	---	---	---	14,062(1)	18,984
	1/12/06	42,525	42,525(2)	12.81	1/12/16	---	---
	1/12/06	---	---	---	---	8,100(2)	80,919
	10/26/07	---	147,206(3)	8.67	10/26/17	---	---
Chris Hines, President and COO	10/26/07	---	40,000(3)	8.67	10/26/17	---	---
	4/30/08	---	---	---	---	32,000(4)	319,680
Jonathan Russell, Executive Vice President Logistics and President TruckersB2B	2/2/01	52,500	---	1.83	2/2/11	---	---
	10/28/04	---	---	---	---	5,625(5)	56,194
	1/12/06	9,450	9,450(2)	12.81	1/12/16	---	---
	1/12/06	---	---	---	---	1,800(2)	17,982
	1/31/07	---	---	---	---	5,250(6)	52,448
	10/26/07	---	25,000(3)	8.67	10/26/17	---	---
Kenneth Core, Vice President and Secretary	6/26/00	4,500	---	6.22	6/26/10	---	---
	9/7/01	2,250	---	1.71	9/7/11	---	---
	10/1/01	2,250	---	1.71	10/1/11	---	---
	1/12/06	4,725	4,725(2)	12.81	1/12/16	---	---
	1/12/06	---	---	---	---	900(2)	8,991
	1/31/07	---	---	---	---	2,250(6)	22,477
	10/26/07	---	10,000(3)	8.67	10/26/17	---	---

(1)
This amount represents unexercised SARs granted to the Named Executive Officer.  The grant vests over a four year period (25% vested on 10/28/05, 25% vested on 10/28/06, 25% vested on 10/28/07, and 25% vests on 10/28/08).

(2)
This amount represents unexercised options and unvested restricted stock, respectively, granted to the Named Executive Officer.  The options and restricted stock, respectively, vest over a four year period (25% vested on 1/12/07, 25% vested on 1/12/08, 25% vests on 1/12/09, and 25% vests on 1/12/10).

(3)
This amount represents unexercised options granted to the Named Executive Officer.  The options vest over a four year period (25% vested on 10/26/08, 25% vests on 10/26/09, 25% vests on 10/26/10, and 25% vests on 10/26/11).

(4)
This amount represents unvested restricted stock granted to the Named Executive Officer.  On April 30, 2008, Mr. Hines entered an agreement with the Company whereby Mr. Hines forfeited 108,000 stock options in exchange for an unvested restricted stock award of 32,000 shares.  The grant vests over a five year period (20% vested on 8/8/08, 20% vests on 8/8/09, 20% vests on 8/8/10, 20% vests on 8/8/11 and 20% vests on 8/8/12). See "Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation – Fiscal 2008 Compensation Program – Equity Compensation" for additional information regarding this exchange.

(5)
This amount represents unvested restricted stock granted to the Named Executive Officer.  The grant vests over a four year period (25% vested on 10/28/05, 25% vested on 10/28/06, 25% vests on 10/28/07 and 25% vests on 10/28/08).

(6)
This amount represents unvested restricted stock granted to the Named Executive Officer.  The grant vests over a four year period (25% vested on 1/31/08, 25% vests on 1/31/09, 25% vests on 1/31/10 and 25% vests on 1/31/11).

Option Exercises and Stock Vested

The following table sets forth information concerning the vesting of certain option and stock awards in fiscal 2008 for our Named Executive Officers.

	Option Awards		Stock Awards(1)
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen Russell, Chairman and CEO	185,625(2)	1,509,994	27,563	228,150
Paul Will, Executive Vice President, CFO, Assistant Secretary, and Treasurer	---	---	12,487	102,866
Chris Hines, President and COO	---	---	680	10,010
Jonathan Russell, Executive Vice President Logistics and President TruckersB2B	---	---	8,275	73,024
Kenneth Core, Vice President and Secretary	4,500(2)	58,725	1,200	10,935

(1)	The Named Executive Officer acquired shares when a portion of the relevant stock award vested in fiscal 2008.
(2)	Exercise detail.

Name and Principal Position	Exercise Date	Grant Date	Number of Options Exercised	Number of Shares Acquired on Vesting	Grant Price ($)	Market Price on Exercise Date ($)
Stephen Russell, Chairman and CEO	7/11/07 9/26/07 10/30/07 1/7/08 1/12/08	8/1/97 4/4/02 10/30/03 4/4/02 1/12/06	28,125 100,000 --- 57,500 ---	--- --- 14,063 --- 13,500	5.33 2.85 5.42 2.85 12.81	16.61 12.03 8.16 7.77 8.40
Paul Will, Executive Vice President, CFO, Assistant Secretary, and Treasurer	10/30/07 1/12/08	10/30/03 1/12/06	--- ---	8,437 4,050	5.42 12.81	8.16 8.40
Chris Hines, President and COO	8/3/07	1/31/07	---	680	16.79	14.72
Jonathan Russell, Executive Vice President Logistics and President TruckersB2B	10/28/07 1/12/08 1/31/08	10/28/04 1/12/06 1/31/07	--- --- ---	5,625 900 1,750	8.64 12.81 16.75	8.67 8.40 9.54
Kenneth Core, Vice President and Secretary	8/3/07 1/12/08 1/31/08	11/30/00 1/12/06 1/31/07	4,500 --- ---	--- 450 750	1.67 12.81 16.75	13.05 8.40 9.54

Director Compensation

The following table sets forth information concerning the compensation of our non-employee directors for fiscal 2008.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(6)(7) ($)	Total ($)
Anthony Heyworth	37,500	65,000(3)	22,430	124,930
Catherine Langham	26,250	65,000(4)	---	91,250
Michael Miller	42,500	65,000(5)	22,430	129,930

(1)	This column represents the amount of cash compensation earned in fiscal 2008 for Board of Directors and committee service.
(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock awards granted to each non-employee director in 2008, in accordance with SFAS 123R.  Fair value is calculated using the closing price of our stock on the date of grant.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions with respect to the 2008 grants, refer to note 7 of our consolidated financial statements as provided in the Form 10-K for the fiscal year-ended June 30, 2008, as filed with the SEC on August 28, 2008.  For information on the valuation assumptions with respect to grants made prior to 2008, refer to the notes of our financial statements as provided in the Form 10-K for the respective year-end.  These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officer.

(3)
On November 9, 2007, Mr. Heyworth received 9,142 shares of our common stock, determined by dividing the current year's director compensation subject to payment in common stock, by the closing market price of our common stock on the date of grant, or $7.11 per share.  These shares are subject to certain holding and other restrictions.

(4)
On November 9, 2007, Ms. Langham received 9,142 shares of our common stock, determined by dividing the current year's director compensation subject to payment in common stock, by the closing market price of our common stock on the date of grant, or $7.11 per share.  These shares are subject to certain holding and other restrictions.

(5)
On November 9, 2007, Mr. Miller received 9,142 shares of our common stock, determined by dividing the current year's director compensation subject to payment in common stock, by the closing market price of our common stock on the date of grant, or $7.11 per share.  These shares are subject to certain holding and other restrictions.

(6)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock awards granted to each director in accordance with SFAS 123R.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions with respect to the 2008 grants, refer to note 7 of our consolidated financial statements as provided in the Form 10-K for the fiscal year-ended June 30, 2008, as filed with the SEC on August 28, 2008.  For information on the valuation assumptions with respect to grants made prior to 2008, refer to the notes of our financial statements as provided in the Form 10-K for the respective year-end.  These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officer.

(7)
As of June 30, 2008, each of Messrs. Heyworth and Miller had 16,875 outstanding option awards under the Incentive Plan, with grant date fair values of $69,437, and Ms. Langham had no outstanding option awards.  These amounts exclude outstanding options under the 1994 Plan as these amounts have been calculated in accordance with SFAS 123R.  As of June 30, 2008, under the Incentive Plan and the 1994 Plan: (i) Mr. Heyworth had 51,188 outstanding option awards; (ii) Mr. Miller had 26,438 outstanding option awards; and (iii) Ms. Langham had no outstanding option awards.

Narrative to Director Compensation

The target compensation for the year ending with the 2008 Annual Meeting was approximately $100,000 per non-employee director, plus fees for committee service.  On August 22, 2008, we adopted a new compensation program (the "Non-Employee Director Compensation Program") for our three non-employee directors, Messrs. Miller and Heyworth and Ms. Langham, effective at the next annual meeting of stockholders.  Under the Non-Employee Director Compensation Program, target annual compensation will be approximately $110,000 per director, plus fees for committee service.  For fiscal 2009, cash compensation under the Non-Employee Director Compensation Program will be $45,000, plus $2,500 for serving on a committee, $2,500 for serving as a committee chair, and $5,000 for serving as lead director.  There are no meeting fees.  In addition, we established equity compensation of approximately $65,000, consisting of number of shares of restricted stock equal to $65,000 divided by the closing stock price on the date of the grant (rounded to the nearest share).  Under the Non-Employee Director Compensation Program, our non-employee directors will receive restricted stock awards in the amount of 9,142 shares of the Company's common stock on the date of the Annual Meeting.  The restricted stock awards will vest entirely on the date of the 2009 Annual Meeting of Stockholders of the Company.  The shares must be held for a minimum of two years following the vesting date so long as the recipient remains a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 28, 2008, the number and percentage of outstanding shares of our common stock beneficially owned by (i) each person known by us to beneficially own more than five percent (5%) of the outstanding shares of the common stock; (ii) each of our Named Executive Officers, (iii) each of our directors, and (iv) all of our directors and executive officers as a group.  Share numbers and other information for FMR LLC ("FMR"), Royce & Associates, LLC ("Royce"), Thompson, Siegel & Walmsely, Inc. ("Thompson"), and Wellington Management Company, LLP ("Wellington"), included in the following table and notes are solely based upon Schedules 13G and 13G/A filed by FMR, Royce, Thompson, and Wellington with the SEC on February 14, 2008, March 6, 2008, February 14, 2008, and February 14, 2008, respectively.  We had issued and outstanding 21,871,660 shares of common stock as of August 28, 2008.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class(2)
Common Stock	Stephen Russell	1,296,982(3)	5.87%
Common Stock	Paul Will	330,827(4)	1.51%
Common Stock	Chris Hines	71,529(5)	*
Common Stock	Jonathan Russell	131,676(6)	*
Common Stock	Kenneth Core	38,025(7)	*
Common Stock	Michael Miller	64,175(8)	*
Common Stock	Anthony Heyworth	67,550(9)	*
Common Stock	Catherine Langham	9,142(10)	*
Common Stock	FMR LLC	2,376,315(11)	10.86%
Common Stock	Royce & Associates, LLC	2,191,500(12)	10.02%
Common Stock	Thompson, Siegel & Walmsley, Inc.	1,198,193(13)	5.48%
Common Stock	Wellington Management Company, LLP	3,319,680(14)(15)	15.18%
Common Stock	All directors and Named Executive Officers as a group (8 persons)	2,009,906	9.00%

*	Represents beneficial ownership of not more than 1% of the outstanding common stock.
(1)
The address of each Named Executive Officer and other directors is 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana 46235.  The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.  The address of Royce is 1414 Avenue of the Americas, New York, New York 10019.  The address of Thompson is 6806 Paragon Place, Suite 300, Richmond, Virginia 23230.  The address of Wellington is 75 State Street, Boston, Massachusetts 02109.

(2)
Beneficial ownership is calculated in accordance with the rules of the SEC.  A person is deemed to have "beneficial ownership" of any security that he or she has a right to acquire within sixty days following August 28, 2008.  Shares of common stock underlying stock options that are currently exercisable or will be exercisable within sixty days following August 28, 2008 are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of all executive officers and directors as a group, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.  As a result, the denominator used in calculating beneficial ownership percentages among our stockholders and management may differ.  As of August 28, 2008, the number of shares of common stock underlying stock options currently exercisable or that will become exercisable within sixty days following August 28, 2008 were held by the following individuals:  Mr. Stephen Russell – 218,821; Mr. Will – 79,327; Mr. Hines – 10,000; Mr. Jonathan Russell – 68,199; Mr. Core – 16,225; Mr. Miller – 26,438; and Mr. Heyworth - 51,188 shares.

(3)
Includes: (a) 1,036,161 shares held directly by Mr. Stephen Russell; (b) 218,821 shares covered by stock options granted to Mr. Stephen Russell that are currently exercisable or that will become exercisable within sixty days; and (c) 42,000 shares held by Mr. Stephen Russell's spouse, which Mr. Stephen Russell disclaims beneficial ownership of for purposes of Section 16 or for any other purpose.

(4)
Includes: (a) 251,500 shares held directly by Mr. Will; and (b) 79,327 shares covered by stock options granted to Mr. Will that are currently exercisable or that will become exercisable within sixty days.

(5)
Includes: (a) 61,529 shares held directly by Mr. Hines; and (b) 10,000 shares covered by stock options granted to Mr. Hines that are currently exercisable or that will become exercisable within sixty days.

(6)
Includes: (a) 56,590 shares held directly by Mr. Jonathan Russell; (b) 4,000 shares held jointly by Mr. Jonathan Russell and his spouse; (c) 68,199 shares covered by stock options granted to Mr. Jonathan Russell that are currently exercisable or that will become exercisable within sixty days; and (d) 2,887 shares held by Mr. Jonathan Russell's son, which Mr. Jonathan Russell disclaims beneficial ownership of for purposes of Section 16 or for any other purpose.

(7)
Includes: (a) 21,800 shares held directly by Mr. Core; and (b) 16,225 shares covered by stock options granted to Mr. Core that are currently exercisable or that will become exercisable within sixty days.

(8)
Includes: (a) 37,737 shares held directly by Mr. Miller; and (b) 26,438 shares covered by stock options granted to Mr. Miller that are currently exercisable or that will become exercisable within sixty days.

(9)
Includes: (a) 16,362 shares held directly by Mr. Heyworth; and (b) 51,188 shares covered by stock options granted to Mr. Heyworth that are currently exercisable or that will become exercisable within sixty days.

(10)	Represents 9,142 shares held directly by Ms. Langham.
(11)	Represents 2,376,315 shares beneficially owned by FMR over which it has sole dispositive power.
(12)	Represents 2,191,500 shares beneficially owned by Royce over which it has sole voting and dispositive power.
(13)	Includes: (a) 997,218 shares beneficially owned by Thompson over which it has sole voting power, and (b) 200,975 shares beneficially owned by Thompson over which it has shared voting power.
(14)	Aggregate amount beneficially owned as reported in Item 9 of the Schedule 13G/A filed by Wellington on February 14, 2008.
(15)
As reported in Item 9 of the Schedule 13G/A filed by Wellington on February 14, 2008, the amount beneficially owned by Wellington includes: (a) 886,680 shares beneficially owned by Wellington over which it has shared voting power, and (b) 3,265,480 shares beneficially owned by Wellington over which it has shared dispositive power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee has established procedures relating to the review, approval, or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any "related person" (as that term is defined in Instruction 1 to Item 402(a) of Regulation S-K) had or will have a direct or indirect material interest ("Interested Transactions").  Upon review of the material facts of all Interested Transactions, the Audit Committee will either approve or disapprove the Interested Transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are arms'-length and the extent of the related person's interest in the transaction.  No director may participate in any discussion or approval of an Interested Transaction for which he is a related party.  If an Interested Transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.  Although not evidenced in writing, we feel these policies and procedures best serve the Company and therefore we follow them closely.  Each year our directors and officers are asked to disclose any Interested Transaction and are reminded that Interested Transactions should be brought to the Audit Committee's attention prior to consummation so any such transactions or relationships may be reviewed.  The following Interested Transaction was subject to such review, approval, or ratification:

During fiscal 2007, we reviewed and approved a transaction in which we were a participant, the amount involved exceeded $120,000, and an individual who is considered a related person under Item 404(a) of Regulation S-K had a direct material interest.  Since August 2007, the Company has used rent-free, an approximately nine acre parcel of land located on Interstate 37 near Indianapolis, Indiana, to evaluate the prospects for operating a used-equipment business to dispose of a portion of its own tractors and trailers in the ordinary course of business.  The Company intends to continue the equipment sales business and found the location to be favorable.  The land was owned by Will LLC, an Indiana Limited Liability Company owned and managed by Mrs. Will, the wife of Paul Will, the Company's Vice Chairman of the Board, Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary ("Will LLC").  On June 20, 2008, the Company purchased the parcel from Will LLC at a cost of $97,500 per acre, or a total of $821,222.  Prior to entry into the purchase agreement with us, Will LLC had received written offers to purchase the parcel from independent third parties at prices of $95,000 and $100,000 per acre, respectively.  Mrs. Will, as the sole member of Will LLC, had a financial interest in the transaction equal to the total purchase price.  The transaction was reviewed and approved in advance by our Audit Committee of the Board of Directors.

See "Corporate Governance – The Board of Directors – Committees of the Board of Directors – Compensation Committee – Compensation Committee Interlocks and Insider Participation" for a description of transactions between us and members of our Compensation Committee or their affiliates.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set forth herein, we are not aware of any substantial interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been our director or executive officer at any time since the beginning of the Company's last fiscal year or any proposed nominee for election as a director, or any associate of any of the foregoing, in any matter to be acted upon at the Annual Meeting, other than the election of directors.  All of the Company's employees, directors, and consultants (as such terms are defined in the Incentive Plan) are eligible to receive equity awards pursuant to the Incentive Plan.  See "Executive Compensation – Compensation Discussion and Analysis" above and "Proposal 2 Amendment to the Celadon Group, Inc. 2006 Omnibus Incentive Plan" below for a complete description of our Incentive Plan and the proposal to amend it.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We engaged KPMG as our independent registered public accounting firm during fiscal 2008 and expect to continue to engage KPMG for fiscal 2009.  A representative of KPMG is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and such representative will have an opportunity to make a statement at the Annual Meeting if he or she desires to do so.

Principal Accounting Fees and Services

KPMG billed us the following amounts for services provided in the following categories during the fiscal years ended June 30, 2008 and 2007.

	Fiscal 2008	Fiscal 2007
Audit Fees(1)	$295,000	$310,000
Audit-Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees(4)	0	0
Total	$295,000	$310,000

(1)
"Audit Fees" represents the aggregate fees billed for professional services rendered by KPMG for the audit of our annual financial statements and audit of internal controls and review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by an independent registered public accounting firm in connection with statutory or regulatory filings or engagements for that fiscal year.

(2)
"Audit-Related Fees" represents aggregate fees billed, other than Audit Fees, for assurance and related services by the principal independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting.  We were not billed any Audit-Related Fees in fiscal 2008 or fiscal 2007.

(3)
"Tax Fees" represents the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice, and tax planning.  We were not billed any Tax Fees in fiscal 2008 or fiscal 2007.

(4)
All Other Fees represent the aggregate fees billed for products and services provided by KPMG, other than Audit Fees, Audit-Related Fees, and Tax Fees.  We were not billed for any Other Fees in fiscal 2008 or fiscal 2007.

The Audit Committee maintains a policy pursuant to which it pre-approves all audit services and permitted non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the firm's independence.  Under this policy, the Audit Committee pre-approves specific types of categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by the independent registered public accounting firm.  Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement.  Management and the independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the firm in accordance with the annual pre-approval, and the fees for the services performed to date.  If management believes that a new service, or the expansion of a current service, provided by the independent registered public accounting firm is necessary or desirable then such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the independent registered public accounting firm to render such services.  No audit-related, tax, or other non-audit services were approved by our Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C) of Regulation S-X during the fiscal year ended June 30, 2008.

PROPOSAL 2

AMENDMENT TO THE
CELADON GROUP, INC.  2006 OMNIBUS INCENTIVE PLAN

At the Annual Meeting, our Stockholders are being asked to approve a proposed amendment (the "Amendment") to the Celadon Group, Inc. 2006 Omnibus Incentive Plan (the "Incentive Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares, which would result in approximately 1,023,454 shares being reserved for future awards following such increase.  Upon the recommendation of the Compensation Committee, the Board of Directors has approved the Amendment and has directed that it be submitted for stockholder approval at the Annual Meeting.

Background

On October 27, 2005, our Board of Directors approved the Incentive Plan subject to the approval of our stockholders, which approval was granted on January 12, 2006.  Unless otherwise defined herein, capitalized terms used herein have the meanings given such terms in the Incentive Plan.

The purposes of the Incentive Plan are to: (i) provide our employees with an opportunity to purchase Common Stock in a manner that reinforces our performance goals and provides an incentive to continue employment with us and work toward our long-term growth, development, and financial success; (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives and reward such employees by the issuance of equity grants so that these directors and employees will contribute to and participate in our long-term performance; and (iii) align our executives' and stockholders' short- and long-term interests by creating a strong and direct link between executive pay and stockholder return.  In furtherance of these purposes, the Incentive Plan authorizes the grant of stock options and restricted stock, subject to applicable law, to the Company's employees, directors, and consultants.

When originally adopted, there were 750,000 shares available under the Incentive Plan.  The Board of Directors declared 3-for-2 stock splits on all shares of our outstanding common stock effective February 15, 2006 and June 15, 2006.  The Incentive Plan provides for adjustment in the number of shares available for issuance upon such events.  Giving effect to the appropriate adjustments, an aggregate 1,687,500 shares of stock were originally reserved for issuance under the Incentive Plan. Of these shares, as of August 28, 2008, we had made award grants covering 1,664,046 shares, net of all shares that have been cancelled or forfeited.  This left only 23,454 shares remaining for future Awards, subject to adjustment for forfeitures and any applicable adjustment events.  On August 22, 2008, upon the recommendation of the Compensation Committee, the Board of Directors adopted an amendment to the Incentive Plan to increase by 1,000,000 the number of shares of the Company's Common Stock reserved for issuance of stock grants, options, and other equity awards to the Company's employees, directors, and consultants, which would result in approximately 1,023,454 shares being reserved for future awards following such increase, subject to approval by our Stockholders at the Annual Meeting.

The number of shares available for future Awards excludes 1,319,897 shares issuable upon exercise of currently outstanding stock options under the Incentive Plan and our prior stock option plan, the Celadon Group, Inc. 1994 Stock Option Plan, as amended and restated (the "1994 Plan").  No additional awards may be made under the 1994 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CELADON GROUP, INC. 2006 OMNIBUS INCENTIVE PLAN TO INCREASE BY 1,000,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE OF STOCK GRANTS, OPTIONS, AND OTHER EQUITY AWARDS TO THE COMPANY'S EMPLOYEES, DIRECTORS, AND CONSULTANTS, WHICH WOULD RESULT IN APPROXIMATELY 1,023,454 SHARES BEING RESERVED FOR FUTURE AWARDS FOLLOWING SUCH INCREASE.

Reasons for Seeking Stockholder Approval of the Amendment

The Board of Directors believes that our success in executing our strategy is largely due to the efforts of our hard-working employees and that our future success will depend on our ability to continue to attract and retain high caliber employees. The Board of Directors believes that equity-based grants to employees are a highly effective recruiting and retention tool that allows our employees to share in the ownership of our Company and contribute to our revenue and earnings growth by aligning the long-term interests of our management and employees with those of our stockholders.

The Compensation Committee, which administers the Incentive Plan, believes that the increase in the number of shares of Common Stock available for issuance under the Incentive Plan is necessary for us to continue to offer our employees and directors an effective and competitive equity incentive program. The Compensation Committee believes that if additional shares are not available for stock grants, we would be required to discontinue or significantly curtail our current equity incentive program, which could have an adverse impact on our ability to attract and retain employees and directors.

Description of the Incentive Plan

On January 12, 2006, our stockholders approved the Incentive Plan, which replaced the 1994 Plan.  If approved by our Stockholders at the Annual Meeting, the Amendment will be effective as of November 14, 2008, its approval date.  The principal provisions of the Incentive Plan, as amended by the Amendment, are summarized below.  This summary is qualified in its entirety by reference to the text of the Incentive Plan.  You are urged to read the actual text of the Celadon Group, Inc. 2006 Omnibus Incentive Plan, as filed with the SEC on December 19, 2005, as part of our Proxy Statement, in its entirety.

The Incentive Plan authorizes the grant of Performance Awards, stock options, stock appreciation rights, Stock Awards, Restricted Stock Unit Awards, performance units, any form established by the Compensation Committee pursuant to Section 4.2(j) of the Incentive Plan, or a combination thereof.  Each Award is subject to the terms, conditions, restrictions, and limitations of the Incentive Plan and the Award Notice for such Award.  Under the Incentive Plan, Awards made under a particular Article of the Incentive Plan need not be uniform and Awards under two or more Articles of the Incentive Plan may be combined into a single Award Notice.  Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

Each of our Named Executive Officers is eligible to participate in our Incentive Plan.  We use our Incentive Plan to, among other things, (i) provide annual incentives to executive officers in a manner designed to reinforce our performance goals, (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives, and (iii) align our executives' and stockholders' short- and long-term interests by creating a strong and direct link between executive pay and stockholder return.

The Incentive Plan allows the Compensation Committee to link compensation to performance over a period of time by granting awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to the Company's short-term performance.  Awards with multiple-year vesting schedules create incentive for executive officers to increase stockholder value over an extended period of time because the value received from such awards is based upon the growth of the stock price.  Such awards also incentivize executives to remain with us over an extended period of time.  Thus, we believe our Incentive Plan is an effective way of aligning the interests of our executive officers with those of our stockholders.  A description of the awards that may be made pursuant to our Incentive Plan follows.  Such descriptions are qualified in their entirety by reference to the text of the Incentive Plan.

Stock Options.  Pursuant to the Incentive Plan, the Compensation Committee may grant awards in the form of stock options to purchase shares of common stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes.  Stock options granted under the Incentive Plan vest and become exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee.  Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the Code.  The exercise price per share of common stock for any stock option can not be less than 100% of the fair market value of a share of common stock on the day that the stock option is granted.  In addition, the term of the stock option may not exceed ten years.  The exercise price of any stock option granted pursuant to the Incentive Plan may not be subsequently reduced by amendment or cancellation and substitution of such stock option or any other action of the Compensation Committee without stockholder approval, subject to the Compensation Committee's authority to adjust awards upon certain events as set forth in the Incentive Plan.  The type (incentive or non-qualified), vesting, exercise price, and other terms of each stock option is set forth in the award notice for such stock option.

A stock option may be exercised by paying the exercise price in cash or its equivalent and/or, to the extent permitted by the Compensation Committee and applicable law, shares of common stock, a combination of cash and shares of common stock, or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to us an amount equal to the exercise price.

Stock Appreciation Rights.  The Compensation Committee may grant awards in the form of stock appreciation rights, either in tandem with a stock option ("Tandem SARs") or independent of a stock option ("Freestanding SARs").  The exercise price of a stock appreciation right is an amount determined by the Compensation Committee, but in no event is such amount less than 100% of the fair market value of a share of common stock on the date that the stock appreciation right was granted or, in the case of a Tandem SAR, the exercise price of the related stock option.

A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option.  A Tandem SAR is exercisable to the extent its related stock option is exercisable.  Each Tandem SAR will entitle the holder of such stock appreciation right to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the stock option exercise price per share of common stock, times (ii) the number of shares of common stock covered by the stock option which is surrendered.  Upon the exercise of a stock option as to some or all of the shares of common stock covered by such stock option, the related Tandem SAR is automatically canceled to the extent of the number of shares of common stock covered by the exercise of the stock option.

Each Freestanding SAR will entitle the holder of such stock appreciation right upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the exercise price, times (ii) the number of shares of common stock covered by the Freestanding SAR and as to which the stock appreciation right is exercised.

The type (Tandem SAR or Freestanding SAR), exercise price, vesting, and other terms of each stock appreciation right is set forth in the award notice for such stock appreciation rights.  Payment of stock appreciation rights may be made in shares of common stock or in cash, or partly in shares of common stock and partly in cash, as determined by the Compensation Committee.

Other Stock-Based Awards.  The Compensation Committee may grant awards in the form of stock awards (for either unrestricted or restricted shares of common stock), restricted stock unit awards, and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, common stock.  Such other stock-based awards are in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of common stock (or the equivalent cash value of such shares of common stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.  In addition, the Compensation Committee may choose, at the time of grant of a stock-based award, or any time thereafter up to the time of the payment of such award, to include as part of such award an entitlement to receive dividends or dividend equivalents on the shares of common stock underlying such award, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee may establish.  The restrictions, conditions, and other terms of each stock-based award are set forth in the award notice for such award.

Performance Units.  The Compensation Committee may grant awards in the form of performance units, which are units valued by reference to designated criteria established by the Compensation Committee other than common stock.  Performance units are in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive a designated payment upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.  The form, applicable conditions, and other terms of each performance unit are set forth in the award notice for such performance unit.

Performance Awards.  Performance awards are designed to reward executive officers for their contributions to our financial and operating performance and are based primarily upon our financial results and certain operating statistics that the Compensation Committee identifies each year as being important to our success.  Performance awards are awards structured to qualify as deductible "performance-based" compensation for purposes of Section 162(m) of the Code.  Performance awards may take the form of cash, stock awards, restricted stock unit awards, or performance units that are conditioned upon the satisfaction of enumerated performance criteria during a stated performance period, which awards, in addition to satisfying the requirements otherwise applicable to that type of award generally, also satisfy the requirements of performance awards under the Incentive Plan.

Performance awards must be based upon one or more of the following performance criteria: (a) revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), (b) net revenues, (c) fuel surcharges, (d) accounts receivable collection or days sales outstanding, (e) cost reductions and savings (or limits on cost increases), (f) safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), (g) operating income, (h) operating ratio, (i) income before taxes, (j) net income, (k) earnings before interest and taxes (EBIT), (l) earnings before interest, taxes, depreciation, and amortization (EBITDA), (m) adjusted net income, (n) earnings per share, (o) adjusted earnings per share, (p) stock price, (q) working capital measures, (r) return on assets, (s) return on revenues, (t) debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), (u) productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), (v) cash position, (w) return on stockholders' equity, (x) return on invested capital, (y) cash flow measures (including, without limitation, free cash flow), (z) market share, (aa) stockholder return, (bb) economic value added, or (cc) completion of acquisitions (either with or without specified size).  In addition, the Compensation Committee may establish, as an additional performance measure, the attainment by a participant of one or more personal objectives and/or goals that the Compensation Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans, or the exercise of specific areas of managerial responsibility.  The performance goals set by the Compensation Committee may be expressed on an absolute and/or relative basis, and may include comparisons with our past performance (including the performance of one or more of our divisions) and/or the current or past performance of other peer group companies or indices.

For each performance period, the Compensation Committee designates, in its sole discretion, within the initial period allowed under Section 162(m) of the Code which persons are eligible for performance awards for such period, the length of the performance period, the types of performance awards to be issued, the performance criteria to be used to establish performance goals, the kind or level of performance goals, and other relevant matters.

After the close of each performance period, the Compensation Committee determines whether the performance goals for the cycle have been achieved.  In determining the actual award to be paid to a participant, the Compensation Committee has the authority to reduce or eliminate any performance award earned by the participant, based upon any objective or subjective criteria it deems appropriate.  The award notice for each performance award sets forth or makes reference to the performance period, performance criteria, performance goals, performance formula, performance pool, and other terms applicable to such performance award.

Administration

The Incentive Plan is administered by the Compensation Committee, or such other committee as may be designated by the Board of Directors, which consists of at least two individuals who are intended to qualify both as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, and as "outside directors" within the meaning of the definition of such term as contained in Section 1.162-27(e)(3) of the Treasury Regulations, or any successor definition adopted under Section 162(m) of the Code.

The Compensation Committee may allocate all or any portion of its responsibilities and powers under the Incentive Plan to any one or more of its members, the Company's CEO, or other senior members of management as the Compensation Committee deems appropriate; however, only the Compensation Committee, or another committee consisting of two or more individuals who qualify both as "non-employee directors" and as "outside directors," may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees.  The Compensation Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

The Compensation Committee has broad authority in its administration of the Incentive Plan, including, but not limited to, the authority to interpret the Incentive Plan; to establish rules and regulations for the operation and administration of the Plan; to select the persons to receive Awards; to determine the form, size, terms, conditions, limitations, and restrictions of Awards, including, without limitation, terms regarding vesting, exercisability, assignability, expiration and the effect of certain events, such as a change of control in the Company or the Participant's death, disability, retirement or termination as a result of breach of agreement; to create additional forms of Awards consistent with the terms of the Incentive Plan; to allow for the deferral of Awards; and to take all other action it deems necessary or advisable to administer the Incentive Plan.

To facilitate the granting of Awards to Participants who are employed or retained outside of the United States, the Compensation Committee is authorized to modify and amend the terms and conditions of an Award to accommodate differences in local law, policy, or custom.

Shares Available and Maximum Awards

There were originally 1,687,500 shares of Common Stock reserved for issuance pursuant to the Incentive Plan.  Of these shares, as of August 28, 2008, we had made award grants covering 1,664,046 shares, net of all shares that have been cancelled or forfeited.  This left only 23,454 shares remaining for future Awards, subject to adjustment for forfeitures and any applicable adjustment events.  On August 22, 2008, upon the recommendation of the Compensation Committee, the Board of Directors adopted an amendment to the Incentive Plan to increase by 1,000,000 the number of shares of the Company's Common Stock reserved for issuance of stock grants, options, and other equity awards to the Company's employees, directors, and consultants, which would result in approximately 1,023,454 shares being reserved for future awards following such increase, subject to approval by our Stockholders at the Annual Meeting.

Any shares subject to outstanding option or restricted stock grants are counted against the shares reserved and available for issuance as one share for every share subject thereto.   As of August 28, 2008, we had 1,319,897 shares issuable upon exercise of currently outstanding stock options under the Incentive Plan and the 1994 Plan.  If an option expires or is terminated without having been exercised in full, or if a restricted stock grant is forfeited, the unexercised or forfeited shares will become available for future grant under the Incentive Plan.  The total number of shares reserved and available for issuance under the Incentive Plan is automatically adjusted, without further action by the Board of Directors or stockholders, to reflect stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations, reclassifications, or any similar recapitalizations that affect or modify the number of shares of outstanding Common Stock.

Of the maximum number of shares of Common Stock available under the Incentive Plan, no more than one-half of such maximum number of shares of Common Stock may be used for Awards other than stock options or stock appreciation rights.  The number of shares of Common Stock available under the Incentive Plan shall be adjusted to reflect the occurrence of certain events described under "Proposal 2 Amendment to the Celadon Group, Inc. 2006 Omnibus Incentive Plan – Description of the Incentive Plan — Adjustments Upon

Certain Events" below.  Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Compensation Committee's permission for Awards not involving Common Stock, shall be available again for grant under the Plan.  The shares of Common Stock available for issuance under the Incentive Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.

The maximum Award granted or payable to any one Participant under the Plan for a calendar year, adjusted for the February 15, 2006 and June 15, 2006 3-for-2 stock splits,  is 337,500 shares of Common Stock, subject to the Compensation Committee's authority to adjust Awards upon certain events described under "Proposal 2 Amendment to the Celadon Group, Inc. 2006 Omnibus Incentive Plan – Description of the Incentive Plan — Adjustments Upon Certain Events" below, or, in the event the Award is paid in cash, $2,000,000.

Payment Terms

Awards may be paid in cash, shares of Common Stock, a combination of cash and shares of Common Stock, or in any other permissible form, as the Compensation Committee determines.  Payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Compensation Committee deems appropriate, including, in the case of Awards paid in shares of Common Stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.

At the discretion of the Compensation Committee, a Participant may defer payment of any Award, salary, bonus compensation, Company Board of Directors compensation, dividend or dividend equivalent, or any portion thereof.  If permitted by the Compensation Committee, any such deferral shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Compensation Committee for such purpose, on a form provided by the Company.  Further, any deferral must be made in accordance with administrative guidelines established by the Compensation Committee to ensure that such deferrals comply with all applicable requirements of the Code.  Such deferred items may be paid in a lump sum or installments, or credited with interest (at a rate determined by the Compensation Committee) or deemed invested by the Company, as determined by the Compensation Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

The Company will be entitled to deduct from any payment to a Participant under the Incentive Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to the Company such tax prior to and as a condition of the making of such payment.  Subject to certain limitations, the Compensation Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding any shares of Common Stock to be paid under such Award or by permitting the Participant to deliver to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes.

Adjustments Upon Certain Events

In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company's capital structure, then the Compensation Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Compensation Committee, in its sole discretion, deems equitable or appropriate. Unless the Compensation Committee determines otherwise, in no event shall an Award that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code be adjusted to the extent such adjustment would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

Termination and Amendment

The Compensation Committee may suspend or terminate the Incentive Plan at any time for any reason with or without prior notice.  In addition, the Compensation Committee may, from time to time for any reason and with or without prior notice, amend the Incentive Plan in any manner, but may not, without stockholder approval, adopt any amendment which would require the vote of the stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges or quotation systems on which the securities of the Company are listed.  No amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan.

Tax Status of Incentive Plan Awards

No person connected with the Incentive Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Incentive Plan, or paid to or for the benefit of a Participant under the Incentive Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Incentive Plan.

Securities Act Registration

The registration with the SEC on Form S-8 of the shares of Common Stock issuable under the Incentive Plan will be post-effectively amended on Form S-8 as soon as practicable, subject to the Stockholders' approval of the Amendment.

Eligible Participants

Participants in the Incentive Plan will be selected by the Compensation Committee from the employees, directors, and consultants of the Company.  As of August 28, 2008, approximately 3,875 employees and three non-employee directors were eligible to participate in the Incentive Plan.  The Incentive Plan also permits the granting of equity awards to eligible consultants.  The number of active engagements with consultants varies from time to time and the Compensation Committee has not historically made grants to these individuals under the Incentive Plan.  As of August 28, 2008, there were no eligible consultants the Compensation Committee would likely consider for the grant of awards.

The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Compensation Committee.  Only employees, however, are eligible to receive "incentive stock options" within the meaning of § 422 of the Code.  The Compensation Committee has not determined how many persons are likely to participate in the Incentive Plan over time.  The Compensation Committee intends, however, to grant most Awards to those persons who are in a position to have a significant direct impact on the growth, profitability, and success of the Company, which would include a portion of the Participants in the Incentive Plan.

Plan Benefits

The following table sets forth certain information regarding grants of equity awards made under the Incentive Plan during fiscal year 2008 and as of August 28, 2008 for fiscal year 2009, to: (i) each of the Named Executive Officers; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.  Future awards, if any, that will be made to eligible participants under the Incentive Plan are subject to the discretion of the Compensation Committee.  Accordingly, future grants under the Incentive Plan are not determinable.

Plan Benefits Celadon Group, Inc. 2006 Omnibus Incentive Plan
	Fiscal Year 2008		Fiscal Year 2009(4)
Name and Principal Position	Dollar Value(1)	Number of Equity Awards	Dollar Value(5)	Number of Equity Awards
Stephen Russell, Chairman and CEO	$1,103,656	308,284	$779,889	65,592
Paul Will, Vice Chairman, Executive Vice President, CFO, Assistant Secretary, and Treasurer	$526,997	147,206	$289,676	24,363
Chris Hines, President and COO	$472,480 (2)	72,000(3)	$267,394	22,489
Jonathan Russell, Executive Vice President Logistics and President TruckersB2B	$89,500	25,000	$231,736	19,490
Kenneth Core, Vice President and Secretary	$35,800	10,000	$41,615	3,500
Executive Group	$2,228,433	562,490	$1,610,310	135,434
Non-Executive Director Group	$195,000	44,860	-	-
Employee Group	$366,968	100,500	$1,030,268	86,650

(1)
Represents the grant date fair value of the stock awards under SFAS 123R granted to the Named Executive Officers during fiscal 2008.  The fair value was calculated using the closing price of our common stock on the grant date.  The fair value of the stock awards are accounted for in accordance with SFAS 123R.  For additional information on the valuation assumptions, refer to note 7 of our consolidated financial statements in the Form 10-K for the year-ended June 30, 2008, as filed with the SEC on August 28, 2008.  These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)
All equity awards in the fiscal year 2008 Dollar Value column represent stock options except for equity awards to Mr. Hines, which include 40,000 stock options valued at $143,200 and 32,000 shares of restricted stock valued at $329,280.

(3)	Comprised of 40,000 stock options and 32,000 shares of restricted stock held by Mr. Hines.
(4)	Represents the fiscal year 2009 grants that were granted as of August 25, 2008, all of which were restricted stock.
(5)	Represents the Dollar Value at August 25, 2008 Closing Price.

Additional Information Regarding Stock Options, Warrants, and Rights

Common Stock underlies any grant made by the Compensation Committee of awards in the form of stock options, warrants, or rights.  The Compensation Committee, in its discretion, selects the persons to whom options or restricted stock will be granted, the time or times at which such options or restricted stock will be granted, and the number of shares subject to each such grant.  For this reason, it is not possible to determine the benefits or amounts that will be received by any particular officer or employee, or group of officers or employees, in the future.  The Incentive Plan provides, however, that the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

Federal Income Tax Consequences of the Issuance and Exercise of Stock Options

The following is only a summary of the effect of federal income taxation upon us and the participants under the Incentive Plan. It does not purport to be complete and does not discuss all of the tax consequences of a participant's death or the provisions of the income tax laws of any state, municipality, or foreign country in which the participants may reside.

Incentive Stock Options.  A Participant is not treated as receiving taxable income upon either the grant of an Incentive Stock Option (an "ISO") or upon the exercise of an ISO.  However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under section 83 of the Code.  If at the time of exercise, the Common Stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common Stock (determined at the time the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture.

If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the Participant upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss.  If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs.  If a disqualifying disposition occurs, the Participant realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less.  The balance of the Participant's gain on a disqualifying disposition, if any, is taxed as capital gain.

We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except that in the event of a disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income realized by the Participant.

Non-Qualified Stock Options.  A Participant does not recognize any taxable income upon the grant of a Non-Qualified Stock Option (a "NSO"), and we are not entitled to a tax deduction by reason of such grant.  Upon exercise of a NSO, the Participant recognizes ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price, and we are entitled to a corresponding tax deduction.  Upon a disposition of shares acquired upon exercise of a NSO by the Participant, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.  Such subsequent disposition by the Participant has no tax consequence to us.

Equity Compensation Plan Information

The following table provides certain information, as of June 30, 2008, with respect to our compensation plans under which shares of Common Stock are authorized for issuance.  The number of shares of Common Stock reflected in column (a) of the following table is comprised of 1,333,505 shares subject to outstanding options, warrants, and rights granted under the Incentive Plan and the 1994 Plan.  The number of shares of Common Stock reflected in column (c) of the following table is comprised entirely of shares available for future grant under the Incentive Plan as of June 30, 2008, and neither takes into account the restricted stock grants that were granted on August 25, 2008 (as such grants were not made as of the most recently completed fiscal year), as described below, nor includes the additional shares reserved for issuance thereunder contemplated by the Amendment.  Shares of Common Stock underlying outstanding options granted under the Incentive Plan that are terminated or expire unexercised will be available for future grant.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining eligible for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,333,505	$9.90	245,538
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,333,505	$9.90	245,538

On August 25, 2008 we made restricted stock grants under the Incentive Plan covering 222,084 shares of Common Stock.  As of August 28, 2008, there were 1,319,897 shares issuable upon exercise of outstanding stock options and 23,454 shares available for future grant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CELADON GROUP, INC. 2006 OMNIBUS INCENTIVE PLAN TO INCREASE BY 1,000,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE OF STOCK GRANTS, OPTIONS, AND OTHER EQUITY AWARDS TO THE COMPANY'S EMPLOYEES, DIRECTORS, AND CONSULTANTS, WHICH WOULD RESULT IN APPROXIMATELY 1,023,454 SHARES BEING RESERVED FOR FUTURE AWARDS FOLLOWING SUCH INCREASE.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in our proxy materials relating to the Annual Meeting of Stockholders following our 2009 fiscal year, stockholder proposals intended to be presented at that meeting must be received by us in writing on or before June 5, 2009.  However, if the date such Annual Meeting of Stockholders is more than thirty days before or after November 14, 2009, then the deadline for submitting any stockholder proposal for inclusion in the proxy materials relating to such Annual Meeting of Stockholders will be a reasonable time before we begin to print or mail such proxy materials.  The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

We must receive in writing any stockholder proposals intended to be considered at the Annual Meeting of Stockholders following our 2009 fiscal year, but not included in our proxy materials relating to that meeting, by August 19, 2009.  However, if the date of such Annual Meeting of Stockholders is more than thirty days before or after November 14, 2009, then the deadline for submitting any such Stockholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting.  Pursuant to Exchange Act Rule 14a-4(c)(1), the proxy holders designated by an executed proxy in the form accompanying our 2009 Proxy Statement will have discretionary authority to vote on any stockholder proposal that is not received on or prior to the deadline described above.

Written copies of all stockholder proposals should be sent to our principal executive offices at 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235 to the attention of Paul Will, our Vice Chairman.  Stockholder proposals must comply with the rules and regulations of the SEC.

See "Corporate Governance – Committees of the Board of Directors and Director Nominations – Compensation and Nominating Committee – Director Nomination Process" for information regarding how stockholders can recommend director candidates for consideration by the Compensation and Nominating Committee.

OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying form of proxy will have discretionary authority to vote proxies on such matters in accordance with their judgment, unless the person executing any such proxy indicates that such authority is withheld.

Celadon Group, Inc.

/s/ Kenneth Core
Kenneth Core
Secretary

October 3, 2008

CELADON GROUP, INC. C/O AMERICAN STOCK TRANSFER 59 MAIDEN LANE NEW YORK, NY 10038
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒
CLDON1	KEEP THIS PORTION FOR YOUR RECORDS.
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELADON GROUP, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
			☐	☐	☐
1.	Election of Directors.
Nominees:
	1) Stephen Russell 2) Anthony Heyworth 3) Catherine Langham	04) Michael Miller 05) Paul Will

Vote on Proposals		For	Against	Abstain

2.
Proposal to approve the Amendment to the Celadon Group, Inc. 2006 Omnibus Incentive Plan to increase the number of shares of Common Stock reserved for issuance of stock grants, options, and other equity awards to the Company's Employees, Directors, and Consultants.
		☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon each other matter that may properly come before the meeting or any adjournments thereof.	☐	☐	☐

This Proxy, when properly executed and returned, will be voted in the manner directed above. If no direction is made, this Proxy will be voted FOR all nominees and FOR the proposal to approve the Amendment.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE IN THE USA.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

CELADON GROUP, INC.

9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana 46235-4207

ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen Russell, Michael Miller, and Paul Will and each of them with full power of substitution, proxies of the undersigned, to vote all shares of Common Stock of Celadon Group, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on November 14, 2008 at 9:00 a.m., local time at the Company's corporate headquarters located at One Celadon Drive, Indianapolis, Indiana, 46235, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR THE APPROVAL OF THE AMENDMENT TO THE CELADON GROUP, INC. 2006 OMNIBUS INCENTIVE PLAN IN PROPOSAL 2 THAT WILL INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE OF STOCK GRANTS, OPTIONS, AND OTHER EQUITY AWARDS TO THE COMPANY'S EMPLOYEES, DIRECTORS, AND CONSULTANTS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE